                                                                     EXHIBIT 5.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                          dated as of November 14, 1999

                                      among

                          INTERACTIVE DATA CORPORATION

                              PEARSON LONGMAN, INC.

                          DATA BROADCASTING CORPORATION

                                       and

                           DETECTIVE MERGER-SUB, INC.


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                                TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS..........................................................................................1
     SECTION 1.01.     Certain Defined Terms.........................................................1
     SECTION 1.02.     Other Defined Terms...........................................................8
     SECTION 1.03.     Terms Generally...............................................................9

ARTICLE II

THE MERGER...........................................................................................9
     SECTION 2.01.     The Merger....................................................................9
     SECTION 2.02.     Closing.......................................................................9
     SECTION 2.03.     Effective Time...............................................................10
     SECTION 2.04.     Effects of the Merger........................................................10
     SECTION 2.05.     Certificate of Incorporation; By-laws........................................10
     SECTION 2.06.     Directors and Officers.......................................................10
     SECTION 2.07.     Conversion of Securities.....................................................10
     SECTION 2.08.     Closing Deliveries by Lynx...................................................10
     SECTION 2.09.     Closing Deliveries by Detective and Acquisition Sub..........................12
     SECTION 2.10.     Adjustments..................................................................13

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LYNX AND LYNX PARENT..............................................13
     SECTION 3.01.     Authority of Lynx............................................................13
     SECTION 3.02.     Incorporation and Capital Stock of the Lynx Companies........................13
     SECTION 3.03.     No Conflict..................................................................14
     SECTION 3.04.     Consents and Approvals.......................................................14
     SECTION 3.05.     Financial Information........................................................15
     SECTION 3.06.     Absence of Certain Changes or Events.........................................15
     SECTION 3.07.     Absence of Litigation........................................................17
     SECTION 3.08.     Compliance with Laws.........................................................17
     SECTION 3.09.     Governmental Licenses and Permits............................................17
     SECTION 3.10.     Tangible Personal Property...................................................17
     SECTION 3.11.     Real Property................................................................18
     SECTION 3.12.     Intellectual Property........................................................18
     SECTION 3.13.     Employee Benefits Matters....................................................19



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     SECTION 3.14.     Taxes........................................................................20
     SECTION 3.15.     Environmental Matters........................................................21
     SECTION 3.16.     Material Contracts...........................................................21
     SECTION 3.17.     Brokers......................................................................22
     SECTION 3.18.     Questionable Payments........................................................22
     SECTION 3.19.     Nondistributive Intent.......................................................23
     SECTION 3.20.     Exclusivity of Representations...............................................23


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
DETECTIVE AND ACQUISITION SUB.......................................................................24
     SECTION 4.01.     Incorporation and Authority of Detective and Acquisition Sub.................24
     SECTION 4.02.     Capital Stock of Detective; Detective's Subsidiaries.........................24
     SECTION 4.03.     No Conflict..................................................................26
     SECTION 4.04.     Consents and Approvals.......................................................26
     SECTION 4.05.     SEC Documents; Financial Information.........................................26
     SECTION 4.06.     Absence of Certain Changes or Events.........................................27
     SECTION 4.07.     Absence of Litigation........................................................29
     SECTION 4.08.     Compliance with Laws.........................................................29
     SECTION 4.09.     Governmental Licenses and Permits............................................29
     SECTION 4.10.     Tangible Personal Property...................................................29
     SECTION 4.11.     Real Property................................................................30
     SECTION 4.12.     Intellectual Property........................................................30
     SECTION 4.13.     Employee Benefits Matters....................................................31
     SECTION 4.14.     Taxes........................................................................32
     SECTION 4.15.     Environmental Matters........................................................33
     SECTION 4.16.     Material Contracts...........................................................33
     SECTION 4.17.     Brokers......................................................................34
     SECTION 4.18.     Insurance....................................................................34
     SECTION 4.19.     Registration Rights..........................................................35
     SECTION 4.20.     NASD Matters.................................................................35
     SECTION 4.21.     State Anti-Takeover Statutes; Anti-Takeover Defenses.........................35
     SECTION 4.22.     Vote Required................................................................35
     SECTION 4.23.     Opinion of Financial Advisers................................................35
     SECTION 4.24.     Questionable Payments........................................................35
     SECTION 4.25.     Representations Relating to Marksman.........................................36
     SECTION 4.26.     Exclusivity of Representations...............................................36


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ARTICLE V

ADDITIONAL AGREEMENTS...............................................................................36
     SECTION 5.01.     Access to Information........................................................36
     SECTION 5.02.     Confidentiality..............................................................37
     SECTION 5.03.     Regulatory and Other Authorizations; Consents................................37
     SECTION 5.04.     Further Action...............................................................38
     SECTION 5.05.     Ancillary Agreements.........................................................38
     SECTION 5.06.     Stockholders' Meeting........................................................38
     SECTION 5.07.     NASDAQ National Market.......................................................39
     SECTION 5.08.     Fees and Expenses............................................................39
     SECTION 5.09.     Public Announcements.........................................................40
     SECTION 5.10.     Tax Treatment................................................................40
     SECTION 5.11.     Reorganization; Intercompany Transactions....................................40
     SECTION 5.12.     Advice of Changes............................................................41
     SECTION 5.13.     Board of Directors...........................................................41
     SECTION 5.14.     Indemnification, Exculpation and Insurance...................................41
     SECTION 5.15.     Repayment of Indebtedness....................................................42
     SECTION 5.16.     Letter Agreements............................................................42

ARTICLE VI

CONDUCT OF BUSINESS PENDING CLOSING.................................................................42
     SECTION 6.01.     Conduct of Business of Detective and its Subsidiaries
                       Prior to the Closing.........................................................42
     SECTION 6.02.     Conduct of Business of the Lynx Companies Prior to the Closing...............45
     SECTION 6.03.     No Solicitation by Detective.................................................48

ARTICLE VII

CONDITIONS TO CLOSING...............................................................................50
     SECTION 7.01.     Conditions to Each Party's Obligations.......................................50
     SECTION 7.02.     Conditions to Obligations of Lynx............................................51
     SECTION 7.03.     Conditions to Obligations of Detective and Acquisition Sub...................52
     SECTION 7.04.     Frustration of Closing Conditions............................................52


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ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER...................................................................52
     SECTION 8.01.     Termination..................................................................52
     SECTION 8.02.     Effect of Termination........................................................53
     SECTION 8.03.     Amendment....................................................................53
     SECTION 8.04.     Extension; Waiver............................................................53

ARTICLE IX

GENERAL PROVISIONS..................................................................................54
     SECTION 9.01.     Nonsurvival of Representations and Warranties................................54
     SECTION 9.02.     Notices......................................................................54
     SECTION 9.03.     Headings.....................................................................55
     SECTION 9.04.     Severability.................................................................55
     SECTION 9.05.     Entire Agreement.............................................................55
     SECTION 9.06.     Assignment...................................................................55
     SECTION 9.07.     No Third-Party Beneficiaries.................................................55
     SECTION 9.08.     Sections and Schedules.......................................................56
     SECTION 9.09.     Governing Law................................................................56
     SECTION 9.10.     Counterparts.................................................................56
     SECTION 9.11.     No Presumption...............................................................56

     SCHEDULES

     Schedule I        Lynx Companies
     Schedule II       Detective Disclosure Schedule
     Schedule III      Lynx Disclosure Schedule
     Schedule IV       Parties to Voting and Standstill Agreements

     EXHIBITS

     Exhibit A         Form of Lynx Option Agreement
     Exhibit B         Form of Registration Rights Agreement
     Exhibit C         Form of Tax Cooperation Agreement
     Exhibit D         Form of Voting and Standstill Agreement
     Exhibit E         Form of Letter Agreements

                  AGREEMENT AND PLAN OF MERGER, dated as of November 14, 1999, among Data Broadcasting Corporation, a Delaware corporation ("Detective"), Pearson Longman, Inc. a Delaware corporation and the sole shareholder of Lynx ("Lynx Parent"), Detective Merger-Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Detective ("Acquisition Sub"), and Interactive Data Corporation, a Delaware corporation ("Lynx").

                              W I T N E S S E T H :

                  WHEREAS, the respective Boards of Directors of Detective, Acquisition Sub and Lynx have approved and declared advisable this Agreement and the merger of Acquisition Sub with and into Lynx (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby (a) Lynx will survive the Merger as a wholly-owned subsidiary of Detective and (b) Lynx Parent will receive 56,453,800 newly issued shares of Detective Common Stock (the "Detective Shares"); and

                  WHEREAS, the parties hereto intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code; and

                  WHEREAS, Lynx owns, or prior to, or contemporaneously with, the Effective Time shall own, either directly or indirectly, 100% of the issued and outstanding shares of stock (the "Lynx Company Shares") of each of the companies set forth in Schedule I hereto (such companies, together with Lynx, the "Lynx Companies").

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that in the case of Detective the persons on Schedule IV shall also constitute Affiliates.

                  "Agreement" means this Agreement, including all Schedules and exhibits hereto and all amendments hereto made in accordance with
         Section 8.03.

                  "Ancillary Agreements" means the Registration Rights Agreement, the Voting and Standstill Agreements, the Tax Cooperation Agreement, the Certificate of Merger, the Letter Agreements and the Lynx Option Agreement.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

                  "Closing Date" means the date on which the Closing actually occurs which date shall be (a) the third Business Day after the date on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in
         Article VII have been obtained, made or given or have expired, as applicable, or (b) such other date as Lynx, Acquisition Sub and Detective may mutually agree upon in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Contract" means any agreement, arrangement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation (whether written or oral).

                  "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The term "Controlled" shall have a correlative meaning.

                  "Detective Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement or other Contract related to any Detective Takeover Proposal.

                  "Detective Disclosure Schedule" means the Disclosure Schedule delivered by Detective and Acquisition Sub to Lynx on the date hereof and attached hereto as Schedule II.

                  "Detective Stockholder Approval" shall mean the affirmative vote at the Detective stockholder's meeting convened pursuant to
         Section 5.06 of the holders of a majority of the outstanding shares of Detective Common Stock to approve this Agreement, the Amended Charter, the election of the Post-Closing Directors to the Board of Directors of



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         Detective and all other matters required to be approved by the stockholders of Detective pursuant to this Agreement and the Ancillary Agreements.

                  "Environmental Law" means any Law relating to pollution or protection of the environment, including the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Liability" means any claim or demand, order, suit, obligation, Action, liability, cost (including the cost of any investigation, testing, compliance or remedial action), damages (consequential or direct), Loss or expense (including reasonable attorneys' and consultants' fees and expenses) arising out of, relating to or resulting from any environmental matter or condition and related in any way to the businesses of Detective, Acquisition Sub or the Lynx Companies, the ownership of the Detective Shares or to this Agreement or its subject matter.

                  "Environmental Permit" means any permit, approval, identification number, License and other authorization required under or issued pursuant to any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Detective Common Stock, as of each date of determination thereof, the sum of (i) all shares of Detective Common Stock outstanding at the time of determination and (ii) all shares of Detective Common Stock issuable upon the exchange, exercise or conversion of all Options (other than the Lynx Option) then outstanding (including those Options Detective has agreed to issue subject to receipt of shareholder approval) (whether or not such Options are then exercisable or subject to contingencies).

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body or any arbitrator (including any private arbitrator) or any self-regulatory authority.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Materials" means (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos or polychlorinated biphenyls,


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



         and (b) any chemical, material or substance defined or regulated as toxic or as a pollutant, contaminant or waste under any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" means United States and international:
         (i) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, and all improvements thereto,
         (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers (whether or not registered) including all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (iii) copyrightable works, copyrights (whether or not registered) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (iv) confidential and proprietary information, including methodologies for generating evaluated prices and other trade secrets, (v) Software and Third Party Software, (vi) coded values, formats, data, historical or current databases, whether or not copyrightable and (vii) URLs, domain names, Internet web sites or identities used or held for use exclusively by the Lynx Companies or Detective or its Subsidiaries.

                  "knowledge of a given Person" or "knowledge" or words of similar import means (i) with respect to Detective and Acquisition Sub, the actual knowledge of the individuals listed in Section 1.01 of the Detective Disclosure Schedule and (ii) with respect to any of the Lynx Companies and Lynx Parent, the actual knowledge of the individuals listed in Section 1.01 of the Lynx Disclosure Schedule, in each case without specific investigation or inquiry by such persons.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, interpretation, code, common law, order, other requirement or rule of law of any Governmental Authority applicable in the relevant jurisdiction.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any Contract, License, agreement, arrangement, commitment or undertaking or otherwise.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Governmental Authority.



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                  "Lien" means any mortgage, deed of trust, pledge,
         hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

                  "Lynx Disclosure Schedule" means the Disclosure Schedule delivered by Lynx and Lynx Parent to Detective and Acquisition Sub on the date hereof and attached hereto as Schedule III.

                  "Lynx Option" means the Option granted by Detective to Lynx to purchase Detective Common Stock pursuant to the Lynx Option Agreement.

                  "Lynx Option Agreement" means the Option Agreement, dated the date hereof, among Detective and Lynx in the form of Exhibit A, as such agreement may be amended, modified or restated from time to time.

                  "Marksman" shall mean MarketWatch.com, Inc. (including its Subsidiaries), a Delaware company.

                  "Material Adverse Effect" means any occurrence, circumstance, change in, or effect on the Lynx Companies or Detective and its Subsidiaries (taken as a whole) or Marksman (including any Subsidiaries) (taken as a whole), as applicable, that, individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the businesses, results of operations or the financial condition or prospects of the Lynx Companies or Detective and its Subsidiaries (taken as a whole) or Marksman (including any Subsidiaries) (taken as a whole), as applicable, taken as a whole.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or share capital of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or share capital of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or share capital of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies not yet due or payable or that are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law for amounts not yet due; (c) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor


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         defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the Lynx Companies, or Detective, its Subsidiaries or the Detective Shares, as applicable, or interfering with the ordinary conduct of businesses of the Lynx Companies or Detective or its Subsidiaries, as applicable; and (e) Liens not created by the Lynx Companies or Detective or its Subsidiaries, as applicable, which affect the underlying fee interest of any Detective Leased Real Property or Lynx Company Leased Real Property, as applicable.

                  "Person" shall mean any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

                  "Registration Rights Agreement" means the Registration Rights Agreement among Detective and Lynx Parent, substantially in the form and to the effect of Exhibit B, as such agreement may be amended, modified or restated from time to time.

                  "Reorganization" means the transaction or series of transactions as more fully described in Section 5.11 (which shall be in form and substance reasonably satisfactory to Detective) pursuant to which Lynx shall acquire prior to the Effective Time, either directly or indirectly, 100% of the capital stock or issued share capital of each of the Lynx Companies (other than any such stock that Lynx owns as of the date of this Agreement and other than the stock of Lynx which is owned by Lynx Parent), it being understood, however, that prior to, or simultaneously with, the consummation of the Reorganization (i) certain assets and properties will be conveyed by the Lynx Companies to non-Lynx Company Affiliates of the Lynx Companies, (ii) certain assets and properties will be conveyed to the Lynx Companies by non-Lynx Company Affiliates of the Lynx Companies, and (iii) the Lynx Companies shall enter into certain Contracts to specify operating procedures and/or trade practices among the Lynx Companies and certain non- Lynx Company Affiliates of the Lynx Companies, which Contracts shall provide for charges to the Lynx Companies for goods and services which are no higher than the rates being charged on the date hereof (other than pricing changes in the ordinary course of business consistent with past practice and other than with regard to tax, treasury, human resources, legal and accounting arrangements, the terms of which shall be agreed upon by the parties) and which shall otherwise be in form and substance reasonably satisfactory to Detective.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Software" means all computer software developed or currently being developed by or on behalf of the Lynx Companies or Detective or its Subsidiaries, as applicable, for use exclusively by the Lynx Companies or Detective or its Subsidiaries, as applicable, including source code, object code, comments, user interfaces, menus, buttons and icons,


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



         and all files, data, manuals, design notes and other items and documentation related thereto or associated therewith, but excluding Third Party Software.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the issued share capital having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock or share capital of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that (i) in the case of Lynx, the other Lynx Companies shall each be deemed a Subsidiary of Lynx for the purposes of the representations and warranties hereunder and the defined terms used therein and (ii) all Subsidiaries of a Person shall also be Affiliates of that Person.

                  "Tax" or "Taxes" means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

                  "Tax Cooperation Agreement" means the Tax Cooperation Agreement between Detective and Lynx Parent in the form of Exhibit C, as such agreement may be amended, modified or restated from time to time.

                  "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates, statements, and information returns) required to be supplied to a Tax authority relating to Taxes.

                  "Third Party Software" means all computer software used by or on behalf of the Lynx Companies or Detective or its Subsidiaries, as applicable, developed by a third party that was not developed by or on behalf of the Lynx Companies or Detective or its Subsidiaries, as applicable, (including source code, object code, comments, user interfaces, menus, buttons and icons and all files, data, manuals, design notes and other items and documentation related thereto), but excluding commercially available shrink- wrapped software.

                  "Voting and Standstill Agreements" means the Voting and Standstill Agreements, dated the date hereof, among Lynx and each of the Persons listed in Schedule IV hereto,


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



         each in the form of Exhibit D, as such agreements may be amended, modified or restated from time to time.

                  "Year 2000 Compliant" means, with respect to any of the services, operations or businesses of the Lynx Companies or Detective or its Subsidiaries, as applicable, as demonstrated through appropriate testing of the same, design and performance capabilities (including, without limitation, the ability of services and products distributed by Detective or its Subsidiaries or the Lynx Companies, as applicable, to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing any abnormal endings) such that prior to, during, and after the calendar year 2000, none of the assets, services or operations of Detective or its Subsidiaries, or the Lynx Companies, as applicable, will malfunction, produce errors, cause or suffer premature cancellation or expiration of contractual rights, cause or suffer deletion of data or invalid or incorrect results, or abnormally cease to function or exhibit any other problems in connection with (i) the year 2000 (and all subsequent years) as distinct from 1900s years, (ii) the date February 29, 2000, and all subsequent leap years, (iii) the date September 9, 1999, or (iv) any other calendar date (such failures and other problems, the "Year 2000 Problem").

                  SECTION 1.02. Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

                  Term                                           Section
                  ----                                           -------
                  Acquisition Sub                                Preamble
                  Amended Charter                                5.06
                  Certificate of Merger                          2.03
                  Closing                                        2.02
                  Confidentiality Agreement                      5.02
                  Detective                                      Preamble
                  Detective Common Stock                         4.02
                  Detective Leased Real Property                 4.11
                  Detective Licensed Intellectual Property       4.12(a)
                  Detective Loan Agreements                      5.15
                  Detective Material Contracts                   4.16(a)
                  Detective Owned Intellectual Property          4.12(a)
                  Detective Plans                                4.13(a)
                  Detective Shares                               Recitals
                  Detective Shrink-Wrapped Software              4.12(a)
                  Detective Superior Proposal                    6.03(a)
                  Detective Takeover Proposal                    6.03(a)
                  Detective Year 2000 Plan                       4.12(f)
                  DGCL                                           2.01


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
                  Effective Time                                 2.03
                  FTAM                                           3.05(a)
                  FTRP                                           3.05(a)
                  Interim FTAM Financial Statements              3.05(a)
                  Letter Agreements                              5.16
                  Lynx                                           Preamble
                  Lynx Companies                                 Recitals
                  Lynx Company Audited Financial Statements      3.05(a)
                  Lynx Company Leased Real Property              3.11
                  Lynx Company Licensed Intellectual Property    3.12(a)
                  Lynx Company Material Contracts                3.16(a)
                  Lynx Company Owned Intellectual Property       3.12(a)
                  Lynx Company Plans                             3.13(a)
                  Lynx Company Shares                            Recitals
                  Lynx Company Shrink-Wrapped Software           3.12(a)
                  Lynx Company Year 2000 Plan                    3.12(f)
                  Lynx Parent                                    Preamble
                  Merger                                         Recitals
                  1998 Financial Statements                      3.05(a)
                  Other Filings                                  5.06
                  Pearson                                        3.05(b)
                  Post-Closing Directors                         5.13
                  Proxy Material                                 5.06
                  Reference Balance Sheet                        3.05(a)
                  Restraints                                     7.01(e)
                  SEC Documents                                  4.05
                  Section 1018 Approval                          5.03(b)
                  Surviving Corporation                          2.01
                  Termination Fee                                5.08(b)
                  Year 2000 Problem                              1.01

                  SECTION 1.03. Terms Generally. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) provisions shall apply, when appropriate, to successive events and transactions, and (e) references to amounts stated in dollars shall mean U.S. dollars and shall include reference to amounts in other denominations of equal value based upon prevailing exchange rates.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition Sub shall be merged with and into Lynx at the Effective Time. Following the Effective Time, Lynx shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the DGCL.

                  SECTION 2.02. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, on the Closing Date, concurrently with the Effective Time at the offices of Morgan, Lewis & Bockius LLP, New York, New York, or at such other place as Lynx, Detective and Acquisition Sub may mutually agree upon in writing.

                  SECTION 2.03. Effective Time. Subject to the provisions of this Agreement, on or prior to the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall at such time or thereafter, as appropriate, make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Lynx and Acquisition Sub shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 2.05. Certificate of Incorporation; By-laws. The Certificate of Incorporation and by-laws of Lynx, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Surviving Corporation, in each case until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.06. Directors and Officers. The directors of Lynx immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation, and the officers of Lynx immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 2.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Detective, Acquisition Sub, Lynx, Lynx Parent or the holders of any of the following securities:

                  (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

                  (b) Conversion of Lynx Shares. The issued and outstanding shares of capital stock of Lynx shall be converted into the right to receive the Detective Shares. As of the Effective Time, all such Lynx shares shall automatically be canceled and shall cease to be outstanding, and each holder of a certificate that immediately prior to the Effective Time represented any such Lynx shares shall cease to have any rights with respect thereto, except the right to receive the Detective Shares.

                  SECTION 2.08. Closing Deliveries by Lynx. At the Closing, Lynx shall deliver or cause to be delivered to Detective and Acquisition Sub:

                  (a) executed copies of the Certificate of Merger and the Registration Rights Agreement;

                  (b) the minute books, stock books and stock ledgers (to the extent such exist) of the Lynx Companies;

                  (c) a certificate of the Secretary or an Assistant Secretary of Lynx certifying the names and signatures of the officers of Lynx or an Affiliate of Lynx authorized to sign this Agreement, the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder with a true and complete copy of the by-laws of each Lynx Company in full force and effect on the Closing Date, attached thereto;

                  (d) a certificate of an officer of Lynx and Lynx Parent as reasonably requested by Detective certifying that (i) the representations and warranties of Lynx and Lynx Parent contained in
         Article III are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties that address matters only as of a particular date remain true and correct in all material respects as of such date (provided, however, that any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect shall be true and correct in all respects as of the Closing Date or as of such earlier date, as the case may be); and (ii) the covenants contained in this Agreement to be complied with by Lynx and Lynx Parent on or before the Closing Date shall have been complied with in all material respects;

                  (e) a true and complete copy, certified by the Secretary or an Assistant Secretary of Lynx, of the resolutions duly and validly adopted by the Board of Directors of Lynx evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby as well as a true and complete copy, certified by the Secretary or an Assistant Secretary of Lynx Parent, of its consent to the Merger in its capacity as the sole shareholder of Lynx;

                  (f) Lynx Parent's receipt for the Detective Shares;

                  (g) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of each of the Lynx Companies, certified by the Secretary of State or other appropriate official of the applicable jurisdictions of incorporation; and

                  (h) such other documents and instruments as Detective, Acquisition Sub and Lynx mutually agree to be reasonably necessary to consummate the transactions described herein.

                  SECTION 2.09. Closing Deliveries by Detective and Acquisition Sub. At the Closing, Detective and Acquisition Sub shall deliver or cause to be delivered to Lynx (or Lynx Parent, where specified):

                  (a) stock certificates evidencing all of the Detective Shares issued in the name of Lynx Parent or its designees and delivered to Lynx Parent or its designees as specified by Lynx Parent;

                  (b) executed copies of the Registration Rights Agreement;

                  (c) certificates of the Secretary or an Assistant Secretary of Detective and Acquisition Sub, as applicable, certifying the names and signatures of the officers of Detective and Acquisition Sub or their Affiliates authorized to sign this Agreement, the Ancillary Agreements to which either is a party and the other documents to be delivered hereunder with a true and complete copy of the by-laws of Detective and each of its Subsidiaries, as in full force and effect on the Closing Date, attached thereto;

                  (d) certificates of officers of Detective and Acquisition Sub, as applicable, certifying that (i) the representations and warranties of Detective and Acquisition Sub contained in Article IV are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties that address matters only as of a particular date remain true and correct in all material respects as of such date (provided, however, that any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect shall be true and correct in all respects as of the Closing Date or as of such earlier date, as the case may be); and (ii) the covenants contained in this Agreement to be complied with by Detective and Acquisition Sub on or before the Closing Date have been complied with in all material respects, except that Detective and Acquisition Sub shall have complied in all respects with their obligations regarding the delivery of the Detective Shares;

                  (e) true and complete copies, certified by the Secretary or an Assistant Secretary of Detective and Acquisition Sub, as applicable, of the resolutions duly and validly adopted by the Board of Directors of Detective and Acquisition Sub, evidencing the authorization of the execution and delivery of this Agreement, the Amended Charter and the Ancillary Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby;

                  (f) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto (as well as the Amended Charter), of Detective and each of its Subsidiaries, certified by the Secretary of State or other appropriate officials of the applicable jurisdictions of incorporation;

                  (g) a copy of the listing application prepared by Detective, and approved by the NASD, pursuant to Section 5.07 of this Agreement;

                  (h) the resignations from Detective's and Marksman's (if so requested by Lynx) Boards of Directors contemplated pursuant to Section 5.13; and

                  (i) such other documents and instruments as Detective, Acquisition Sub and Lynx mutually agree to be reasonably necessary to consummate the transactions described herein.

                  SECTION 2.10. Adjustments. If at any time during the period between November 10, 1999 and the Closing, any change in the number of shares of capital stock of Detective (on a Fully Diluted Basis) shall occur by reason of any reclassification, recapitalization, stock split or combination, issuance, exchange or readjustment of shares or Options, or any similar transaction, or any stock dividend thereon with a record date during such period, the number of shares of Detective Common Stock (or Options to acquire such shares) issuable pursuant to this Agreement or the Lynx Option Agreement shall be appropriately adjusted to provide Lynx and Lynx Parent the same economic effect as contemplated by this Agreement or the Lynx Option Agreement prior to such event.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF LYNX AND LYNX PARENT

                  Lynx Parent and Lynx each represent and warrant to Detective and Acquisition Sub as follows:

                  SECTION 3.01. Authority of Lynx and Lynx Parent. Each of Lynx and Lynx Parent has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Agreements by Lynx and Lynx Parent, the performance by Lynx and Lynx Parent of their respective obligations hereunder and thereunder and the consummation by Lynx and Lynx Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Lynx and Lynx Parent. This Agreement has been, and upon execution such Ancillary Agreements will be, duly executed and delivered by Lynx and Lynx Parent, and (assuming due authorization, execution and delivery by Detective and each Affiliate of Detective executing this Agreement or one or more of such Ancillary Agreements) this Agreement constitutes, and upon execution such Ancillary Agreements will constitute, legal, valid and binding obligations of Lynx and Lynx Parent enforceable against Lynx and Lynx Parent in accordance with their terms.

                  SECTION 3.02. Incorporation and Capital Stock of the Lynx Companies. (a) Each Lynx Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted, and to own, use and lease its assets and properties. Except as set forth on Section 3.02 of the Lynx Disclosure Schedule, each Lynx Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Lynx Company's assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect. Section 3.02 of the Lynx Disclosure Schedule lists for each Lynx Company the amount of its authorized and outstanding capital stock or issued share capital. The Lynx Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, or prior to the Effective Time will be owned, beneficially and of record, in the case of Lynx by Lynx Parent, and in the case of the other Lynx Companies by Lynx or another Lynx Company, free and clear of all Liens. Except as set forth on Section 3.02 of the Lynx Disclosure Schedule, there are no outstanding Options with respect to any such Lynx Company and no agreements, arrangements or understandings to issue Options with respect to any such Lynx Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to any such Lynx Company. Other than as listed in Section 3.02 of the Lynx Disclosure Schedule, and except for the capital stock or issued share capital of such other Lynx Companies, neither Lynx nor such Subsidiaries hold any equity, partnership, joint venture or other interest in any Person.

                  SECTION 3.03. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained, and except as may result from any facts or circumstances relating solely to Detective, Acquisition Sub or any of their Affiliates or as described in Section
3.03 of the Lynx Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by Lynx and Lynx Parent does not and will not (a) violate or conflict with the Certificate of Incorporation, other constitutive documents or by-laws of Lynx and Lynx Parent, (b) conflict with or violate any Law or Governmental Order applicable to Lynx Parent or any Lynx Company, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any Lynx Company pursuant to, any Contract, License or other material instrument to which any Lynx Company is a party or by which any such company or its assets is bound or affected, except, in the case of clauses (b) and (c) above, (i) for conflicts, violations, breaches, defaults, rights of termination, amendment, acceleration or cancellation, or Liens as would not, individually or in the aggregate, (A) have a Material Adverse Effect, (B) impair the ability of any Lynx Company or Lynx Parent to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (ii) for Liens created by or through Detective, Acquisition Sub or any of their Affiliates.

                  SECTION 3.04. Consents and Approvals. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Lynx and Lynx Parent does not, and the performance of this Agreement and each such Ancillary Agreement by Lynx and Lynx Parent will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in Section 3.04 of the Lynx Disclosure Schedule, (b) the notification requirements of the HSR Act and applicable filings, notifications or receipts of any required clearances under foreign antitrust and competition Laws, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, (A) have a Material Adverse Effect, (B) impair the ability of Lynx or Lynx Parent to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and (d) as may be necessary as a result of any facts or circumstances relating solely to Detective, Acquisition Sub or any of their Affiliates.

                  SECTION 3.05. Financial Information. (a) Set forth in Section 3.05(a) of the Lynx Disclosure Schedule are (i) the unaudited consolidated balance sheet as of December 31, 1998 and the unaudited consolidated income statement for the fiscal year then ended for Financial Times Asset Management Group ("FTAM") and Financial Times Research Products ("FTRP"), FTRP having been sold on February 19, 1999 (the "1998 Financial Statements"), (ii) the unaudited consolidated balance sheet as of September 30, 1999 (the "Reference Balance Sheet") and the unaudited consolidated profit and loss statement for the nine-month period then ended for FTAM (the "Interim FTAM Financial Statements") and (iii) the audited statutory balance sheet as of December 31, 1998 and the audited statutory profit and loss statements for the fiscal year then ended for each of ExShare Financial Limited (including FTRP), Financial Times Information (H.K.) Limited, Financial Times Information Australia Pty Limited and Financial Times Information (Singapore) PTE Limited, and the audited balance sheet as of December 31, 1998 for Interactive Data Corporation (the "Lynx Company Audited Financial Statements").

                  (b) The 1998 Financial Statements constitute the year-end consolidating financial statements for FTAM and FTRP provided to Pearson plc, a company organized under the laws of England and Wales ("Pearson") by the management of FTAM and FTRP and incorporated by Pearson in its consolidated audited financial statements as of December 31, 1998 and for the fiscal year then ended.

                  (c) The Interim FTAM Financial Statements have been extracted from the books and records of FTAM and have been prepared by the management of FTAM in the ordinary course of business for incorporation into the management accounts of Pearson as of September 30, 1999 and for the nine-month period then ended.

                  (d) The Lynx Company Financial Statements were prepared in accordance with the generally accepted accounting principles stated to be applicable thereto and fairly present for each Lynx Company covered thereby the consolidated financial position as of December 31, 1998 and the results of operations for the fiscal year then ended.

                  SECTION 3.06. Absence of Certain Changes or Events. Since September 30, 1999, except (i) as disclosed in Section 3.06 of the Lynx Disclosure Schedule, or (ii) as contemplated by this Agreement (including, without limitation, the Reorganization), the businesses of the Lynx Companies have been conducted in the ordinary course and there has not been any Material Adverse Effect. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except (i) as disclosed in Section 3.06 of the Lynx Disclosure Schedule, or (ii) as contemplated by this Agreement (including, without limitation, the Reorganization) there has not occurred since September 30, 1999:

                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock or share capital of the Lynx Companies, or any direct or indirect redemption, purchase or other acquisition by any of the Lynx Companies of any such capital stock or share capital of, or any Option with respect to, the Lynx Companies;

                  (b) except for the execution, delivery and performance by Lynx or Lynx Parent of this Agreement and the transactions contemplated hereby, any authorization, issuance, sale or other disposition by the Lynx Companies of any shares of capital stock or share capital of, or any Option with respect to, the Lynx Companies, or any modification or amendment of any right of any holder of any outstanding shares of capital stock or share capital of, or any Option with respect to, the Lynx Companies;

                  (c) incurrences by the Lynx Companies of indebtedness or any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Lynx Companies under, any indebtedness of or owing to the Lynx Companies (in either case other than in the ordinary course of business or any indebtedness of the Lynx Companies owing to the Lynx Companies or any Affiliate of the Lynx Companies);

                  (d) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Lynx Companies in an aggregate amount exceeding $100,000;

                  (e) any write-off or write-down of or any determination to write off or write down any of the assets and properties of the Lynx Companies in an aggregate amount exceeding $100,000;

                  (f) any acquisition of any assets and properties of any Person or license or disposition of, or incurrence of a Lien (other than a Permitted Lien or any Lien in aggregate amount less than $100,000) on, any assets and properties of the Lynx Companies, in each case, other than acquisitions, licenses or dispositions of products and services in the ordinary course of business of such Lynx Company consistent with past practice or any Lien in aggregate amount less than $100,000);

                  (g) any commencement, termination or change by any Lynx Company of any line of business;

                  (h) any transaction by any Lynx Company with any officer, director, stockholder, Affiliate or associate of any Lynx Company, other than pursuant to any Contract in effect on September 30, 1999 and disclosed to Detective and Acquisition Sub pursuant to Section 3.16(a) other than pursuant to any arrangement with regard to intercompany indebtedness between the Lynx Companies and any non-Lynx Company Affiliate of the Lynx Companies, or other than pursuant to any contract of employment listed pursuant to Section 3.16(a) of the Lynx Disclosure Schedule or other than in the ordinary course of business consistent with past practice;

                  (i) any change in accounting or Tax principles, methods or practices; or

                  (j) (i) any granting by any of the Lynx Companies to any current or former director, executive officer or other employee of the Lynx Companies of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the Reference Balance Sheet, (ii) any granting by any of the Lynx Companies to any such current or former director, executive officer or employee of any increase in severance or termination pay, (iii) any entry by any of the Lynx Companies into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (iv) any amendment to, or modification of, any Option, or the benefits under any Lynx Company Plan.

                  SECTION 3.07. Absence of Litigation. As of the date hereof, except as set forth in Section 3.07 of the Lynx Disclosure Schedule, there are no Actions pending or, to the knowledge of the Lynx Companies or Lynx Parent threatened, against Lynx Parent or any Lynx Company, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would materially impair Lynx's ability to consummate the Merger.

                  SECTION 3.08. Compliance with Laws. Neither Lynx Parent nor any of the Lynx Companies is in violation of any Laws (including, without limitation, the Advisers Act) or any Governmental Orders applicable to the Lynx Companies, or by which any of them is bound, except (i) as set forth in Section
3.08 of the Lynx Disclosure Schedule and (ii) for violations the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.09. Governmental Licenses and Permits. The Lynx Companies hold all Licenses necessary to the operation of their businesses as currently operated and are in compliance with the terms of such Licenses, except
(a) as set forth in Section 3.09 of the Lynx Disclosure Schedule or (b) for violations, the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.10. Tangible Personal Property. Except as disclosed in Section 3.10 of the Lynx Disclosure Schedule, the Lynx Companies are in possession of and have good and marketable title to, or have valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their businesses, including all tangible personal property reflected on the Reference Balance Sheets and tangible personal property acquired since September 30, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement. Except as disclosed in Section 3.10 of the Lynx Disclosure Schedule, all such tangible personal property is free and clear of all Liens, other than Permitted Liens or Liens created by or through Detective, Acquisition Sub or any of their Affiliates, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws and, to the knowledge of Lynx, is adequate and suitable for the conduct by the Lynx Companies of the businesses presently conducted by them.

                  SECTION 3.11. Real Property. None of the Lynx Companies owns any real property. Each parcel of real property leased by the Lynx Companies and used exclusively in the business of such Lynx Company, including, without limitation, those properties set forth in Section 3.11 of the Lynx Disclosure Schedule (the "Lynx Company Leased Real Property"), is leased, free and clear of all Liens, except (i) as disclosed in Section 3.11 of the Lynx Disclosure Schedule, (ii) Permitted Liens and (iii) Liens created by or through Detective, Acquisition Sub or any of their Affiliates.

                  SECTION 3.12. Intellectual Property. (a) The Lynx Companies own exclusively or have the right to use all Intellectual Property and commercially available shrink-wrapped software that is material to the operation of the Lynx Companies ("Lynx

Company Owned Intellectual Property", "Lynx Company Licensed Intellectual Property" or "Lynx Company Shrink-Wrapped Software", as applicable). Section 3.12(a) of the Lynx Disclosure Schedule sets forth a true and complete list of all material registered patents and patent applications, common law trademarks, registered trademarks and trademark applications, copyright registrations, domain name registrations and Software owned by the Lynx Companies. Except as would not have a Material Adverse Effect, the Lynx Company Owned Intellectual Property, the Lynx Company Licensed Intellectual Property and Lynx Company Shrink-Wrapped Software collectively constitute all of the Intellectual Property necessary for the continued operation of the businesses of the Lynx Companies.

                  (b) Except for such infringements as would not, individually or in the aggregate, have a Material Adverse Effect (i) the Lynx Company Owned Intellectual Property does not infringe upon the Intellectual Property rights of any third party, and (ii) no written claim has been asserted to the Lynx Companies which is currently pending or, to the knowledge of Lynx or Lynx Parent threatened that the use of such Lynx Company Owned Intellectual Property or Lynx Company Licensed Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any third party.

                  (c) To the knowledge of Lynx and Lynx Parent, the Lynx Companies are the exclusive owners of the entire right, title and interest in and to all Lynx Company Owned Intellectual Property and are entitled to use all Lynx Company Owned Intellectual Property, Lynx Company Licensed Intellectual Property and Lynx Company Shrink-Wrapped Software in the continued operation of their businesses in a manner consistent in all material respects with past practice.

                  (d) To the knowledge of Lynx and Lynx Parent, except as set forth in Section 3.12(d) of the Lynx Disclosure Schedule, no Person is engaging in any activity that infringes upon the Lynx Company Owned Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Lynx Company Owned Intellectual Property, Lynx Company Licensed Intellectual Property or Lynx Company Shrink-Wrapped Software, or any license relating thereto.

                  (e) None of the Lynx Companies is in breach of, or default under, any material term of any license or sublicense of the Lynx Company Owned Intellectual Property, Lynx Company Licensed Intellectual Property or Lynx Company Shrink-Wrapped Software, and, to the knowledge of Lynx and Lynx Parent, no other party to such license or sublicense is in breach thereof or default thereunder, except in any such case as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) Except as set forth in Section 3.12(f) of the Lynx Disclosure Schedule, the Lynx Companies have (i) initiated a review and assessment of the business operations of the Lynx Companies (including those areas affected by suppliers and vendors) that could reasonably be affected by the Year 2000 Problem, (ii) developed a comprehensive plan, which has been delivered to Detective on or before the date hereof (the "Lynx Company Year 2000 Plan"), to address the Lynx Company Year 2000 Problem, and (iii) implemented and complied with (including dates by which steps and actions are to be taken and performed by) the Lynx Company Year 2000 Plan in accordance with the terms thereof. Except as set forth in Section 3.12(f) of the Lynx Disclosure Schedule, the Lynx Company Year 2000 Plan includes all appropriate, necessary and timely steps, actions and plans to make the Lynx Companies Year 2000 Compliant in accordance with the methods and the time frames set forth therein. Except as set forth in Section 3.12(f) of the Lynx Disclosure Schedule, as of the date hereof, there are no issues or events that prevent the Lynx Companies from fully addressing the Year 2000 Problem consistent with the terms of the Lynx Company Year 2000 Plan. Except as set forth in Section 3.12(f) of the Lynx Disclosure Schedule, all Third Party Software and all hardware used by the Lynx Companies has been certified by the providers thereof to be Year 2000 Compliant for the intended uses and purposes of such Third Party Software and such hardware.

                  (g) To the knowledge of Lynx and Lynx Parent, except as set forth in Section 3.12(g) of the Lynx Disclosure Schedule, there are no Contracts of any of the Lynx Companies under which such Lynx Companies make a Year 2000 warranty that do not limit or cap the Liability of such Lynx Companies with respect to any Year 2000 Problem.

                  SECTION 3.13. Employee Benefits Matters. (a) Section 3.13(a) of the Lynx Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other Contracts or agreements with respect to which any Lynx Company or any of its Affiliates has any obligation and which are maintained, contributed to or sponsored by any Lynx Company or any of its Affiliates for the benefit of any current or former employee of any Lynx Company (collectively, the "Lynx Company Plans").

                  (b) Except as otherwise disclosed in Section 3.13(b) of the Lynx Disclosure Schedule, none of the Lynx Company Plans (i) is a "multiemployer plan", within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, or
(ii) provides or promises to provide retiree medical or life insurance benefits.

                  (c) None of the Lynx Companies or any of their Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). None of the assets of the Lynx Companies or any of their Affiliates is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; none of the Lynx Companies or any of their Affiliates has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

                  (d) Except as set forth in Section 3.13(d) of the Lynx Disclosure Schedule, (i) no benefit or any right to a benefit under any Lynx Company Plan will become payable, accelerated or be enhanced in any way solely by reason of the consummation of the transactions contemplated by this Agreement or by reason of the consummation of the transactions contemplated by this Agreement coupled with another event (e.g., termination of employment), and (ii) any tax deduction otherwise allowable in respect of remuneration to current or former Lynx Company employees or Affiliates payable upon or after the Closing will not be disallowed by operation of Section 280G of the Code in respect of the consummation of the transactions contemplated by this Agreement.

                  (e) Except as disclosed in Section 3.13(e) of the Lynx Disclosure Schedule, none of the Lynx Companies is a party to any collective bargaining or other labor union Contract applicable to any Lynx Company employees. As of the date hereof, there is, to the knowledge of Lynx, no material labor strike, slowdown or work stoppage pending or, to the knowledge of Lynx, threatened in writing, which may interfere in any material respect with the business activities of any of the Lynx Companies.

                  SECTION 3.14. Taxes. Each of the Lynx Companies has timely filed or been included in, or will timely file or be included in, all material Tax Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date and such Tax Returns are or will be, as the case may be, accurate, complete and correct in all material respects. All Taxes shown to be payable on such material Tax Returns have been paid or will be paid except to the extent the same are being contested in good faith and have been adequately reserved for. As of the date hereof, there are no pending or threatened actions or proceedings for the proposed assessment or assessment or collection of Taxes against any of the Lynx Companies. There are no material Liens or other encumbrances for Taxes (other than for Taxes not yet due and payable) upon the assets of the Lynx Companies.

                  SECTION 3.15. Environmental Matters. Except as disclosed in
Section 3.15 of the Lynx Disclosure Schedule, to the knowledge of Lynx and Lynx Parent, the Lynx Companies are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all applicable Environmental Permits other than any non-compliance that would not have a Material Adverse Effect.

                  SECTION 3.16. Material Contracts. (a) Section 3.16(a) of the Lynx Disclosure Schedule lists and briefly describes (including the parties to and the date and subject matter of) as of the date hereof each of the following Contracts of any of the Lynx Companies (such Contracts being "Lynx Company Material Contracts"):

                  (i) each Contract for the purchase of materials or real or personal property with any supplier or for the furnishing of services to the Lynx Companies under the terms of which any of the Lynx
         Companies: (I) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31,

         1999 or (II) is likely to pay or otherwise give consideration of more than $300,000 in the aggregate over the remaining term of such Contract;

                  (ii) each Contract for the sale of personal property or for the furnishing of services by any of the Lynx Companies which: (I) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 1999 or (II) is likely to involve consideration of more than $750,000 in the aggregate over the remaining term of the Contract;

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts requiring payments in excess of $250,000, to which any Lynx Company is a party;

                  (iv) all management Contracts and Contracts with independent contractors or consultants (or similar arrangements) to which any Lynx Company is a party requiring payments in excess of $250,000 and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (v) all Contracts relating to indebtedness of any Lynx Company which individually are in excess of $250,000;

                  (vi) all Contracts with any Governmental Authority to which any Lynx Company is a party;

                  (vii) all Contracts that limit or purport to limit the ability of any Lynx Company or any Person to compete in any line of business or with any other Person or in any geographic area or during any period of time;

                  (viii) all Contracts between or among any Lynx Company and any Affiliate of any Lynx Company;

                  (ix) all Contracts relating in whole or in part to Intellectual Property pursuant to which any Lynx Company obtains from a third party the right to sell, distribute, display or otherwise use data or works owned or controlled by such third party and that is (I) likely to involve consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1999 or (II) that does not involve any cash consideration but is otherwise material to any Lynx Company;

                  (x) all Contracts relating in whole or in part to Intellectual Property pursuant to which any Lynx Company grants to a third party the right to sell, distribute, display or otherwise use data or works owned or controlled by such Lynx Company and that is (I) likely to involve consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1999 or (II) that does not involve any cash consideration but is otherwise material to any Lynx Company;

                  (xi) all Contracts relating to employment of any Person by any of the Lynx Companies; and

                  (xii) all other Contracts whether or not made in the ordinary course of business, which are material to the conduct of the businesses of the Lynx Companies taken as a whole or the absence of which would have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.16(b) of the Lynx Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect, each such Lynx Company Material Contract is valid and binding on the Lynx Companies and is in full force and effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Lynx Company, or to the knowledge of Lynx or Lynx Parent, any other party thereto, is in breach of, or in default under, any such Lynx Company Material Contract.

                  (c) Except as disclosed in Section 3.16(c) of the Lynx Disclosure Schedule, there is no Contract granting any Person any preferential right to purchase any of the properties or assets of any Lynx Company.

                  SECTION 3.17. Brokers. Other than Goldman Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Lynx Companies or their Affiliates.

                  SECTION 3.18. Questionable Payments. None of the Lynx Companies nor, to the knowledge of Lynx or Lynx Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Lynx Companies has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Lynx Companies; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                  SECTION 3.19. Nondistributive Intent. Lynx Parent is acquiring the Detective Shares to be issued pursuant to Section 2.07 hereof for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Lynx Parent acknowledges that the Detective Shares are being issued to it pursuant to an exemption from registration under the Securities Act and, accordingly, are restricted (as defined by the Securities
Act) and may not be resold without either subsequent registration under the Securities Act or an appropriate exemption therefrom.

                  SECTION 3.20. EXCLUSIVITY OF REPRESENTATIONS. (a) THE REPRESENTATIONS AND WARRANTIES MADE BY LYNX AND LYNX PARENT IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES. LYNX AND LYNX PARENT HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO DETECTIVE, ACQUISITION SUB OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

                  (b) Detective and Acquisition Sub acknowledge that (i) the representations and warranties contained in Sections 3.05(b), 3.06, 3.07, 3.12, 3.13, 3.14, 3.15 and 3.16 are the only representations and warranties being made with respect to (A) Intellectual Property, (B) compliance with or liability under ERISA, (C) Taxes and (D) compliance with or liability under Environmental Laws, respectively, or with respect to any Intellectual Property, employee benefit, Tax or environmental, health or safety matter related in any way to the Lynx Companies and their Affiliates or to this Agreement or its subject matter, and (ii) no other representation or warranty contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                          DETECTIVE AND ACQUISITION SUB

                  Detective and Acquisition Sub jointly and severally represent and warrant to Lynx as follows:

                  SECTION 4.01. Incorporation and Authority of Detective and Acquisition Sub. Detective and Acquisition Sub are corporations duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Agreements by Detective and Acquisition Sub, the performance by Detective and Acquisition Sub of their obligations hereunder and thereunder and the consummation by Detective and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Detective and Acquisition Sub. This Agreement has been, and upon execution such Ancillary Agreements will be, duly executed and delivered by Detective and Acquisition Sub, and (assuming due authorization, execution and delivery by Lynx and each Affiliate of Lynx executing this Agreement or one or more of such Ancillary Agreements) this Agreement constitutes, and upon execution such Ancillary Agreements will constitute, legal, valid and binding obligations of Detective and Acquisition Sub enforceable against Detective and Acquisition Sub in accordance with their terms.

                  SECTION 4.02. Capital Stock of Detective; Detective's Subsidiaries. (a) As of the date hereof, the authorized capital stock of Detective consists of 75,000,000 shares of common stock, par value $.01 per share (the "Detective Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of November 10, 1999, 34,463,700 shares of Detective Common Stock are validly issued, outstanding, fully paid and nonassessable, and have been issued in compliance with all applicable federal and, to the knowledge of Detective, state securities laws. 2,981,350 shares of Detective Common Stock are held as treasury stock. No other shares of capital stock of Detective have been issued or are outstanding. Section 4.02 of the Detective Disclosure Schedule describes the nature, holder, exercise price and other material terms of each outstanding Option of Detective, in each case, as of the date hereof. Except as disclosed in Section 4.02 of the Detective Disclosure Schedule, there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to Detective and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Detective's capital stock. On the Closing Date, the delivery to Lynx Parent of the certificate or certificates representing the Detective Shares will vest in Lynx Parent good and valid title to such Detective Shares, free and clear of all Liens, and such Detective Shares will have been duly authorized, validly issued, fully paid and nonassessable. Detective has taken all necessary corporate actions to reserve the full number of shares of Detective Common Stock issuable upon exercise of the Lynx Option. The Detective Common Stock issuable upon exercise of the Lynx Option, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth herein or in Section
4.02 of the Detective Disclosure Schedule, neither the execution, delivery or performance by Detective or Acquisition Sub of this Agreement or the Ancillary Agreements, the issuance of the Detective Shares or the Lynx Option as contemplated hereby, the issuance of shares of Detective Common Stock upon conversion of the Lynx Option, the performance by Detective or Acquisition Sub of its respective obligations under the Ancillary Agreements nor the exercise by any holder of the Detective Shares of the rights granted to such holder under the Ancillary Agreements, will give rise to or result in (with or without notice, lapse of time or both) any antidilution adjustment (other than as disclosed in Section 4.02 of the Detective Disclosure Schedule), acceleration of vesting or other change under or to any Option. Neither Detective nor Acquisition Sub is a party or subject to any agreement or understanding and, to the knowledge of Detective, there is no agreement or understanding between or among Persons which relates to the voting or giving of written consents or nominating directors, with respect to Detective, any of its Subsidiaries or any of their respective securities.

                  (b) Each Subsidiary of Detective is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted, to own, use and lease its assets and properties and to enter into this Agreement and/or the Ancillary

Agreements to which it is a party. Section 4.02(b) of the Detective Disclosure Schedule lists each Detective Subsidiary. Except as set forth in Section 4.02(b) of the Detective Disclosure Schedule, each such Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.
Section 4.02(b) of the Detective Disclosure Schedule lists for each Detective Subsidiary and, to Detective's knowledge for Marksman, the amount of its authorized and outstanding capital stock or issued share capital. All of the outstanding shares of capital stock or issued share capital, of each Detective Subsidiary, and those shares of the capital stock of Marksman owned by Detective, have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in Section 4.02(b) of the Detective Disclosure Schedule, are wholly owned, beneficially and of record, by Detective or its Subsidiaries free and clear of all Liens. Except as set forth in Section 4.02(b) of the Detective Disclosure Schedule, there are no outstanding Options with respect to any Detective Subsidiary and no agreements, arrangements or understandings to issue Options with respect to any Detective Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to any Detective Subsidiary. Other than as listed in Section 4.02(b) of the Detective Disclosure Schedule, and except for the capital stock of the Detective Subsidiaries and Marksman, neither Detective nor the Detective Subsidiaries hold any equity, partnership, joint venture or other interest in any Person. There are no Liens on any shares of capital stock of any of the Detective Subsidiaries or on those shares of the capital stock of Marksman owned by Detective other than Permitted Liens or Liens created by Lynx or its Affiliates, except as set forth as Section 4.02(b) of the Detective Disclosure Schedule.

                  (c) Other than in connection with the transactions contemplated by this Agreement, since its date of incorporation, Acquisition Sub has not conducted any business, has not owned, leased or operated any real property or other assets and has not incurred and is not subject to any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

                  SECTION 4.03. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 4.04 have been obtained, and except as may result from any facts or circumstances relating solely to the Lynx Companies or any of their Affiliates or as described in Section 4.03 of the Detective Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which either is a party by Detective or Acquisition Sub does not and will not (a) violate or conflict with the Certificate of Incorporation, other constitutive documents or by-laws of Detective or Acquisition Sub, (b) conflict with or violate any Law or Governmental Order applicable to Detective or any of its Subsidiaries, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on Detective or any of its Subsidiaries pursuant to, any Contract, License or other material instrument to which Detective or any of its Subsidiaries is a party or by which Detective, any of its Subsidiaries or any of their assets are bound or affected, except, in the case of clauses (b) and (c) above, (i) for conflicts, violations, breaches, defaults, rights of termination, amendment, acceleration or cancellation, or Liens as would not, individually or in the aggregate, (A) have a Material Adverse Effect, (B) impair the ability of Detective or Acquisition Sub to perform their respective obligations under this Agreement or any of the Ancillary Agreements to which either is a party or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (ii) for Liens created by or through Lynx or any of its Affiliates.

                  SECTION 4.04. Consents and Approvals. The execution and delivery of this Agreement and each Ancillary Agreement to which either is a party by Detective or Acquisition Sub, does not, and the performance of this Agreement and each such Ancillary Agreement by Detective or Acquisition Sub will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in
Section 4.04 of the Detective Disclosure Schedule, (b) the notification requirements of the HSR Act and applicable filings, notifications or receipts of any required clearances under foreign antitrust and competition Laws, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, (A) have a Material Adverse Effect, (B) impair the ability of Detective or Acquisition Sub to perform their respective obligations under this Agreement or any of the Ancillary Agreements to which either is a party or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and (d) as may be necessary as a result of any facts or circumstances relating solely to Lynx or any of its Affiliates.

                  SECTION 4.05. SEC Documents; Financial Information. (a) Each report, schedule, form, statement and other document required to be filed by Detective with the SEC (each an "SEC Document", and collectively, the "SEC Documents") has been so filed. As of its filing date, each SEC Document, and any SEC Documents that will be filed prior to or after the Closing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the SEC Documents, except to the extent that information contained therein has been revised or superseded by an SEC Document subsequently filed with the SEC, contains or will contain any untrue statement of a material fact or omits, omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of Detective and the Subsidiaries included in the SEC Documents comply in all material respects with applicable requirements under the Securities Act and the Exchange Act and any other published rules and regulations of the SEC with respect to accounting requirements, have been prepared in accordance with U.S. generally accepted accounting principles (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Detective and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not have or reflect a Material Adverse Effect).

                  (b) Except as set forth in Section 4.05(b) of the Detective Disclosure Schedule and except for Liabilities incurred in the ordinary course of business since June 30, 1999, there are no material Liabilities of Detective or any of its Subsidiaries which are not reflected or disclosed in the SEC Documents.

                  (c) To the knowledge of Detective, each report, schedule, form and other document filed by Marksman with the SEC complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act. To the knowledge of Detective, none of such documents, except to the extent information contained therein has been revised or superseded by another such document subsequently filed with the SEC, contains or will contain any untrue statement of a material fact or omits, omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein to make the statements therein not misleading. To the knowledge of Detective, except as set forth in Section 4.05(c) of the Detective Disclosure Schedule and except for liabilities incurred in the ordinary course of business since June 30, 1999, there are no material liabilities of Marksman which are not reflected or disclosed in such documents.

                  SECTION 4.06. Absence of Certain Changes or Events. Since June 30, 1999, except (i) as disclosed in Section 4.06 of the Detective Disclosure Schedule, or (ii) as contemplated by this Agreement, the businesses of Detective and its Subsidiaries have been conducted in the ordinary course and there has not been any Material Adverse Effect. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except (i) as disclosed in Section
4.06 of the Detective Disclosure Schedule, or (ii) as contemplated by this Agreement there has not occurred since June 30, 1999:

                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock or share capital of Detective or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by Detective or any of its Subsidiaries of any such capital stock or share capital of, or any Option with respect to, Detective or any of its Subsidiaries;

                  (b) except for the execution, delivery and performance by Detective and Acquisition Sub of this Agreement and the transactions contemplated hereby, any authorization, issuance, sale or other disposition by Detective or any of its Subsidiaries of any shares of capital stock or issued shares of, or any Option with respect to, Detective or any of its Subsidiaries, or any modification or amendment of any right of any holder of any outstanding shares of capital stock or issued shares of, or any Option with respect to, Detective or any of its Subsidiaries;

                  (c) incurrences by Detective or any of its Subsidiaries of indebtedness or any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Detective or any of its Subsidiaries under, any indebtedness of or owing to Detective or any of its Subsidiaries (in either case other than any indebtedness of Detective or any of its Subsidiaries owing to Detective or any of its Subsidiaries);

                  (d) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Detective or any of its Subsidiaries in an aggregate amount exceeding $100,000;

                  (e) any write-off or write-down of or any determination to write off or write down any of the assets and properties of Detective or any of its Subsidiaries in an aggregate amount exceeding $100,000;

                  (f) any acquisition of any assets and properties of any Person or license or disposition of, or incurrence of a Lien (other than a Permitted Lien or any Lien in aggregate amount less than $100,000) on, any assets and properties of Detective or any of its Subsidiaries, in each case, other than acquisitions, licenses or dispositions of products and services in the ordinary course of business of Detective or any of its Subsidiaries consistent with past practice or any Lien in aggregate amount less than $100,000);

                  (g) any commencement, termination or change by Detective or any of its Subsidiaries of any line of business;

                  (h) any transaction by Detective or any of its Subsidiaries with any officer, director, stockholder, Affiliate or associate of Detective or any of its Subsidiaries, other than pursuant to any Contract in effect on June 30, 1999 and disclosed to Lynx pursuant to
         Section 4.16(a) of the Detective Disclosure Schedule or other than pursuant to any contract of employment listed pursuant to Section 4.16(a) of the Detective Disclosure Schedule;

                  (i) any change in accounting or Tax principles, methods or practices; or

                  (j) (i) any granting by Detective or any of its Subsidiaries to any current or former director, executive officer or other employee of Detective or any of its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent financial statements included in the SEC Documents, (ii) any granting by Detective or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (iii) any entry by Detective or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (iv) any amendment to, or modification of, any Option or the benefits under any Detective Plan.

                  SECTION 4.07. Absence of Litigation. As of the date hereof, except as set forth in Section 4.07 of the Detective Disclosure Schedule, there are no Actions pending or, to the knowledge of Detective threatened, against Detective or any of its Subsidiaries, or to which any of the Detective Shares are subject, that (a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would materially impair Detective's or Acquisition Sub's ability to consummate the Merger or (b) are required under the Exchange Act to be described in any SEC Documents.

                  SECTION 4.08. Compliance with Laws. Neither Detective nor any of its Subsidiaries is in violation of any Laws (including, without limitation, the Advisers Act, the Exchange Act and the rules of the NASD) or any Governmental Orders applicable to Detective or any of its Subsidiaries, the Detective Shares or by which any of them is bound, except (i) as set forth in
Section 4.08 of the Detective Disclosure Schedule and (ii) for violations the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.09. Governmental Licenses and Permits. Detective or its Subsidiaries hold all Licenses necessary to the operation of their businesses as currently operated and are in compliance with the terms of such Licenses, except (a) as set forth in Section 4.09 of the Detective Disclosure Schedule or (b) for violations, the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.10. Tangible Personal Property. Except as disclosed in Section 4.10 of the Detective Disclosure Schedule, Detective or its Subsidiaries are in possession of and have good and marketable title to, or have valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their businesses, including all tangible personal property reflected on the financial statements contained in the SEC Documents and tangible personal property acquired since June 30, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement. Except as disclosed in Section 4.10 of the Detective Disclosure Schedule, all such tangible personal property is free and clear of all Liens, other than Permitted Liens or Liens created by or through Lynx or any of its Affiliates, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws and, to the knowledge of Detective, is adequate and suitable for the conduct by Detective and its Subsidiaries of the businesses presently conducted by them.

                  SECTION 4.11. Real Property. Neither Detective nor any of its Subsidiaries owns any real property. Each parcel of real property leased by Detective or any of its Subsidiaries including, without limitation, those properties set forth in Section 4.11 of the Detective Disclosure Schedule (the "Detective Leased Real Property"), is leased, free and clear of all Liens, except (i) as disclosed in Section 4.11 of the Detective Disclosure Schedule,
(ii) Permitted Liens and (iii) Liens created by or through Lynx or any of its Affiliates.

                  SECTION 4.12. Intellectual Property. (a) Detective or its Subsidiaries own exclusively or have the right to use all Intellectual Property and commercially available shrink-wrapped software that is material to the operation of Detective or any of its Subsidiaries ("Detective Owned Intellectual Property", "Detective Licensed Intellectual Property" or "Detective Shrink-Wrapped Software", as applicable). Section 4.12(a) of the Detective Disclosure Schedule sets forth a true and complete list of all material registered patents and patent applications, common law trademarks, registered trademarks and trademark applications, copyright registrations, domain name registrations and Software owned by Detective or any of its Subsidiaries. Except as would not have a Material Adverse Effect, the Detective Owned Intellectual Property, the Detective Licensed Intellectual Property and the Detective Shrink-Wrapped Software collectively constitute all of the Intellectual Property necessary for the continued operation of the businesses of Detective or any of its Subsidiaries.

                  (b) Except for such infringements as would not, individually or in the aggregate, have a Material Adverse Effect (i) the Detective Owned Intellectual Property does not infringe upon the Intellectual Property rights of any third party, and (ii) no written claim has been asserted to Detective or any of its Subsidiaries which is currently pending or, to the knowledge of Detective, threatened that the use of such Detective Owned Intellectual Property or Detective Licensed Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any third party.

                  (c) To the knowledge of Detective, Detective or its Subsidiaries are the exclusive owners of the entire right, title and interest in and to all Detective Owned Intellectual Property and are entitled to use all Detective Owned Intellectual Property, Detective Licensed Intellectual Property and Detective Shrink-Wrapped Software in the continued operation of its businesses in a manner consistent in all material respects with past practice.

                  (d) To the knowledge of Detective, except as set forth in
Section 4.12(d) of the Detective Disclosure Schedule, no Person is engaging in any activity that infringes upon the Detective Owned Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Detective Owned Intellectual Property, Detective Licensed Intellectual Property or Detective Shrink-Wrapped Software, or any license relating thereto.

                  (e) Neither Detective nor any of its Subsidiaries is in breach of, or default under, any material term of any license or sublicense of the Detective Owned Intellectual Property, Detective Licensed Intellectual Property or Detective Shrink-Wrapped Software, and, to the knowledge of Detective, no other party to such license or sublicense is in breach thereof or default thereunder, except in any such case as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) Detective or its Subsidiaries have (i) initiated a review and assessment of the business operations of Detective and its Subsidiaries (including those areas affected by suppliers and vendors) that could reasonably be affected by the Year 2000 Problem, (ii) developed a comprehensive plan, which has been delivered to Lynx on or before the date hereof (the "Detective Year 2000 Plan"), to address the Year 2000 Problem, and (iii) implemented and complied with (including dates by which steps and actions are to be taken and performed by) the Detective Year 2000 Plan in accordance with the terms thereof. The Detective Year 2000 Plan includes all appropriate, necessary and timely steps, actions and plans to make Detective and its Subsidiaries Year 2000 Compliant in accordance with the methods and the time frames set forth therein. As of the date hereof, there are no issues or events that prevent Detective and its Subsidiaries from fully addressing the Year 2000 Problem consistent with the terms of the Detective Year 2000 Plan. All Third Party Software and all hardware used by Detective or its Subsidiaries has been certified by the providers thereof to be Year 2000 Compliant for the intended uses and purposes of such Third Party Software and such hardware.

                  (g) To the knowledge of Detective, except as set forth in
Section 4.12(g) of the Detective Disclosure Schedule, there are no Contracts of Detective or any of its Subsidiaries under which such company makes a Year 2000 warranty that do not limit or cap the Liability of Detective or any of its Subsidiaries with respect to any Year 2000 Problem.

                  SECTION 4.13. Employee Benefits Matters. (a) Section 4.13(a) of the Detective Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other Contracts or agreements with respect to which Detective or any of its Subsidiaries has any obligation and which are maintained, contributed to or sponsored by Detective or any of its Subsidiaries for the benefit of any current or former employee of Detective or any of its Subsidiaries (collectively, the "Detective Plans").

                  (b) Except as otherwise disclosed in Section 4.13(b) of the Detective Disclosure Schedule, none of the Detective Plans (i) is a "multiemployer plan", within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, or (ii) provides or promises to provide retiree medical or life insurance benefits.

                  (c) Neither Detective nor any of its Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). None of the assets of Detective or any of its Affiliates is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code; neither Detective nor any of its Affiliates has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

                  (d) Except as set forth in Section 4.13(d) of the Detective Disclosure Schedule, (i) no benefit or any right to a benefit under any Detective Plan will become payable, accelerated or be enhanced in any way solely by reason of the consummation of the transactions contemplated by this Agreement or by reason of the consummation of the transactions contemplated by this Agreement coupled with another event (e.g., termination of employment), and (ii) any tax deduction otherwise allowable in respect of remuneration to current or former Detective employees or Affiliates payable upon or after the Closing will not be disallowed by operation of Section 280G of the Code in respect of the consummation of the transactions contemplated by this Agreement.

                  (e) Except as disclosed in Section 4.13(e) of the Detective Disclosure Schedule, neither Detective nor any of its Subsidiaries is a party to any collective bargaining or other labor union Contract applicable to any employees of Detective or any of its Subsidiaries. As of the date hereof, there is, to the knowledge of Detective, no material labor strike, slowdown or work stoppage pending or, to the knowledge of Detective, threatened in writing, which may interfere in any material respect with the business activities of Detective or any of its Subsidiaries.

                  SECTION 4.14. Taxes. Detective and its Subsidiaries have timely filed or been included in, or will timely file or be included in, all material Tax Returns required to be filed by them or in which they are to be included with respect to Taxes for any period ending on or before the Closing Date and such Tax Returns are or will be, as the case may be, accurate, complete and correct in all material respects. All Taxes shown to be payable on such material Tax Returns have been paid or will be paid except to the extent the same are being contested in good faith and have been adequately reserved for. As of the date hereof, there are no pending or threatened actions or proceedings for the proposed assessment or assessment or collection of Taxes against Detective or any of its Subsidiaries. There are no material Liens or other encumbrances for Taxes (other than for Taxes not yet due and payable) upon the assets of Detective or any of its Subsidiaries.

                  SECTION 4.15. Environmental Matters. Except as disclosed in
Section 4.15 of the Detective Disclosure Schedule, to Detective's knowledge, Detective and its Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all applicable Environmental Permits other than any non-compliance that would not have a Material Adverse Effect.

                  SECTION 4.16. Material Contracts. (a) Section 4.16(a) of the Detective Disclosure Schedule lists and briefly describes (including the parties to and the date and subject matter of) as of the date hereof each of the following Contracts of Detective or its Subsidiaries (such Contracts being "Detective Material Contracts"):

                  (i) each Contract for the purchase of materials or real or personal property with any supplier or for the furnishing of services to Detective or any of its Subsidiaries under the terms of which Detective or any of its Subsidiaries: (I) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1999 or (II) is likely to pay or otherwise give consideration of more than $300,000 in the aggregate over the remaining term of such Contract;

                  (ii) each Contract for the sale of personal property or for the furnishing of services by Detective or any of its Subsidiaries which: (I) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 1999 or (II) is likely to involve consideration of more than $750,000 in the aggregate over the remaining term of the Contract;

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts requiring payments in excess of $250,000, to which Detective or any of its Subsidiaries is a party;

                  (iv) all management Contracts and Contracts with independent contractors or consultants (or similar arrangements) to which Detective or any of its Subsidiaries is a party requiring payments in excess of $250,000 and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (v) all Contracts relating to indebtedness of Detective or any of its Subsidiaries which individually are in excess of $250,000;

                  (vi) all Contracts with any Governmental Authority to which Detective or any of its Subsidiaries is a party;

                  (vii) all Contracts that limit or purport to limit the ability of Detective or any of its Subsidiaries or any Person to compete in any line of business or with any other Person or in any geographic area or during any period of time;

                  (viii) all Contracts between or among Detective or any of its Subsidiaries and any Affiliate of Detective;

                  (ix) all Contracts relating in whole or in part to Intellectual Property pursuant to which Detective or any of its Subsidiaries obtains from a third party the right to sell, distribute, display or otherwise use data or works owned or controlled by such third party and that is (I) likely to involve consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1999 or (II) that does not involve any cash consideration but is otherwise material to Detective or any of its Subsidiaries;

                  (x) all Contracts relating in whole or in part to Intellectual Property pursuant to which Detective or any of its Subsidiaries grants to a third party the right to sell, distribute, display or otherwise use data or works owned or controlled by Detective or any of its Subsidiaries and that is (I) likely to involve consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1999 or (II) that does not involve any cash consideration but is otherwise material to Detective or any of its Subsidiaries;

                  (xi) all Contracts relating to employment of any Person by Detective or its Subsidiaries; or

                  (xii) all other Contracts whether or not made in the ordinary course of business, which are material to the conduct of the businesses of Detective or any of its Subsidiaries taken as a whole or the absence of which would have a Material Adverse Effect.

                  (b) Except as disclosed in Section 4.16(b) of the Detective Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect, each such Detective Material Contract is valid and binding on Detective or its Subsidiaries and is in full force and effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither Detective nor any of its Subsidiaries, nor to the knowledge of Detective any other party thereto, is in breach of, or in default under, any such Detective Material Contract.

                  (c) There is no Contract granting any Person any preferential right to purchase any of the properties or assets of Detective or any of its Subsidiaries.

                  SECTION 4.17. Brokers. Other than Hambrecht and Quist LLC, and as described in Section 6.01 of the Detective Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Detective or its Affiliates.

                  SECTION 4.18. Insurance. Detective and its Subsidiaries carry all liability, property, workers' compensation, directors' and officers' liability and other insurance policies in amounts and have coverages that are reasonable and customary for Persons engaged in the businesses and operations of Detective and its Subsidiaries.

                  SECTION 4.19. Registration Rights. Except as disclosed in
Section 4.19 of the Detective Disclosure Schedule and for the rights granted pursuant to the Registration Rights Agreement, Detective has not granted registration rights to any holder of any of the securities of Detective.

                  SECTION 4.20. NASD Matters. The Detective Common Stock is listed on the NASDAQ National Market, and the listing agreement between the NASD and Detective with respect thereto is in full force and effect. The Detective Shares and the maximum number of shares of Detective Common Stock issuable upon exercise of the Lynx Option will be approved for listing on the NASDAQ National Market upon the approval by the NASD of the Company's listing application for additional shares filed pursuant to the terms of Section 5.07.

                  SECTION 4.21. State Anti-Takeover Statutes; Anti-Takeover Defenses. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including the restrictions contained in Section 203 of the DGCL, or any anti-takeover provision in Detective's Certificate of Incorporation or by-laws is, or at or after the Effective Time will be, applicable to Lynx, Lynx Parent, any of the Lynx Companies, the Merger or the other transactions contemplated by this Agreement or the Ancillary Agreements (or the exercise of any rights hereunder or thereunder). The Board of Directors of Detective has approved the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements for all purposes of the DGCL. Neither Detective nor any of its Subsidiaries has adopted a stockholder rights plan, poison pill or other anti-takeover measure.

                  SECTION 4.22. Vote Required. The only vote of the holders of any class or series of capital stock necessary to approve this Agreement and the transactions contemplated hereby (including, without limitation, the Amended Charter) on behalf of Detective and Acquisition Sub is the affirmative vote of the holders of a majority of the outstanding shares of Detective Common Stock and the affirmative vote of the holders of a majority of the common stock of Acquisition Sub.

                  SECTION 4.23. Opinion of Financial Advisers. Detective has received the opinion of its financial advisers, dated the date of this Agreement, to the effect that, as of such date, the transactions contemplated by this Agreement and the Ancillary Agreements are fair, from a financial point of view, to the stockholders of Detective, a signed copy of which has been delivered to Lynx.

                  SECTION 4.24. Questionable Payments. Neither Detective, any of its Subsidiaries, nor, to the knowledge of Detective, any director, officer, agent, employee or other Person associated with or acting on behalf of Detective or any of its Subsidiaries has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Detective or any of its Subsidiaries; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                  SECTION 4.25. Representations Relating to Marksman. Except as set forth in Section 4.25 of the Detective Disclosure Schedule, to the knowledge of Detective, the representations and warranties contained in Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12 (except with regard to the second and third sentences of Section 4.12(a)), 4.13(e), 4.14, 4.15, 4.16(c), 4.18 and 4.24,
insofar as they relate to Subsidiaries of Detective, are true and correct with regard to Marksman (assuming Marksman is a Subsidiary of Detective for purposes of such representations and warranties).

                  SECTION 4.26. EXCLUSIVITY OF REPRESENTATIONS. (a) THE REPRESENTATIONS AND WARRANTIES MADE BY DETECTIVE AND ACQUISITION SUB IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES. DETECTIVE AND ACQUISITION SUB HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO LYNX OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

                  (b) Lynx and Lynx Parent acknowledge that (i) the representations and warranties contained in Sections 4.05(b) and (c), 4.06, 4.07, 4.12, 4.13, 4.14, 4.15 and 4.16 are the only representations and warranties being made with respect to (A) Intellectual Property, (B) compliance with or liability under ERISA, (C) Taxes and (D) compliance with or liability under Environmental Laws, respectively, or with respect to any Intellectual Property, employee benefit, Tax or environmental, health or safety matter related in any way to Detective and its Affiliates or to this Agreement or its subject matter, and (ii) no other representation or warranty contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Access to Information. From the date hereof until the Closing (upon reasonable notice to Detective or Lynx, as applicable) during normal business hours, Detective shall, and shall cause the officers, directors, employees, auditors and agents of Detective and its Subsidiaries to; and Lynx shall and shall cause the officers, directors, employees, auditors and agents of the Lynx Companies to (i) afford the officers, employees and authorized agents and representatives of Detective and its Subsidiaries (where the undertaking is given by Lynx) and of the Lynx Companies (where the undertaking is given by Detective) reasonable access to the offices, properties, books and records of Detective and its Subsidiaries (where the undertaking is given by Detective) and of the Lynx Companies (where the undertaking is given by
Lynx) and (ii) furnish to the officers, employees and authorized agents and representatives of Detective and its Subsidiaries (where the undertaking is given by Lynx) and of the Lynx Companies (where the undertaking is given by Detective) such additional financial and operating data and other information regarding Detective, its Subsidiaries and Marksman (where the undertaking is given by Detective) and regarding the Lynx Companies (where the undertaking is given by Lynx) as Detective and its Subsidiaries (where the undertaking is given by Lynx) and as Lynx (where the undertaking is given by Detective) may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Detective or its Subsidiaries (where the undertaking is given by Detective) and of the Lynx Companies (where the undertaking is given by
Lynx); and provided further that Detective or its Subsidiaries (where the undertaking is given by Detective) and the Lynx Companies (where the undertaking is given by Lynx) shall not be required to provide any such information or access to the extent that such information or access would cause Detective or its Subsidiaries (where the undertaking is given by Detective) and the Lynx Companies (where the undertaking is given by Lynx) to be in breach of any confidentiality restrictions applicable to them.

                  SECTION 5.02. Confidentiality. The terms of the letter agreement (the "Confidentiality Agreement") between Detective and The Financial Times Group are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the obligations of the parties under this Section 5.02 and the Confidentiality Agreement shall terminate but only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to Detective, its Subsidiaries and the Lynx Companies. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in all respects.

                  SECTION 5.03. Regulatory and Other Authorizations; Consents.
(a) Detective shall use its commercially reasonable efforts to promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements, and Lynx will cooperate with Detective in promptly seeking to obtain all such authorizations, consents, orders and approvals, including providing any required information; it being understood that, except as set forth in Section 5.03(c), Lynx shall not be required to pay any fees or other payments to any such regulatory bodies or officials in order to obtain any such authorization, consent, order or approval. Detective will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals.

                  (b) Detective agrees, if necessary, to promptly make an appropriate Section 1018 filing (the "Section 1018 Approval") with the NASD with respect to the change of control of DBC Securities, Inc. and to respond promptly to any request for any additional information and documentary material that may be requested by the NASD. Detective further agrees to file any required notices with, and obtain any required approvals from, state securities regulators in connection with the change of control of DBC Securities, Inc. Detective shall bear the filing fees in connection with such filings. Detective will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals.

                  (c) Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 25 Business Days after the date hereof and to respond promptly to any request for any additional information and documentary material that may be requested pursuant to the HSR Act.

In addition, each party agrees to promptly make any other filing that may be required under any antitrust Law or by any antitrust authority. Each party shall bear its respective filing fees associated with the HSR filings and any other similar filings required in any other jurisdictions.

                  (d) Each party hereto shall use its commercially reasonable efforts to obtain all other consents, novations and approvals that may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 5.04. Further Action. From and after the Closing Date, each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated hereby and thereby.

                  SECTION 5.05. Ancillary Agreements. On the Closing Date, Lynx and Detective shall execute and deliver (or shall cause one or more of their Affiliates to execute and deliver) the Certificate of Merger and the Registration Rights Agreement, as applicable.

                  SECTION 5.06. Stockholders' Meeting. Detective shall as promptly as practicable following the date of this Agreement call and cause to be held a stockholders meeting for the purpose of approving the Merger and the issuance of the Detective Shares and the Lynx Option and the other matters contemplated by this Agreement including, without limitation, the Amended and Restated Certificate of Incorporation of Detective, which shall be in form and substance reasonably satisfactory to Detective and Lynx (the "Amended Charter"), and the election of the Post-Closing Directors. In connection therewith, subject to Section 6.03(b), the Board of Directors of Detective shall declare advisable and recommend the approval of the Merger, the Amended Charter, the election of the Post-Closing Directors to Detective's Board of Directors and such other matters necessary in connection with the consummation of the transactions contemplated herein, and shall prepare and file with the SEC under the Exchange Act, and shall use all reasonable efforts to have promptly cleared by the SEC, and promptly thereafter shall mail to its stockholders, the proxy materials, as they may be amended and supplemented, to be used in connection with such stockholder meeting (the "Proxy Material"). Detective shall provide Lynx with a reasonable opportunity to review and comment upon the Proxy Material prior to its filing with the SEC and distribution to Detective's stockholders. Detective shall promptly and properly prepare and file any other filings required under the Exchange Act or any other Federal or state laws relating to the transactions contemplated herein (collectively, the "Other Filings"). Detective shall notify Lynx promptly of the receipt of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Material or by any other governmental official with respect to any Other Filings or for additional information and will supply Lynx with copies of all correspondence between Detective and its representatives, on the one hand, and the SEC or the members of its staff or any other appropriate government official, on the other hand, with respect to the Proxy Material and any Other Filings. Detective shall obtain and furnish the information required to be included in the Proxy Material and any Other Filings; and Detective, after consultation with Lynx, shall (and Lynx agrees to reasonably cooperate with Detective in connection therewith) respond promptly to any comments made by the SEC with respect to the Proxy Material and any Other Filings and any preliminary version thereof and cause the Proxy Material and related form of proxy to be mailed to its stockholders at the earliest practicable time. Detective shall notify Lynx of its intention to mail the Proxy Material to the stockholders of Detective at least 48 hours prior to the intended time of such mailing. Detective represents and warrants that the information (other than information with respect to the Lynx Companies which is supplied by Lynx in writing to Detective specifically for use in the Proxy Material) contained in the Proxy Material will not, at the date of mailing to Detective's stockholders or at the date of such stockholder meeting, contain any statement which, at the time and in light of the circumstances under which it is made, be false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such stockholder meeting. Detective represents and warrants that the Proxy Material will comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. Lynx and Lynx Parent represent and warrant that the information supplied by Lynx or Lynx Parent in writing to Detective and Acquisition Sub specifically for use in the Proxy Material will not, at the date of mailing to Detective's stockholders or at the date of such stockholder meeting, contain any statement which, at the time and in light of the circumstances under which it is made, be false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such stockholder meeting.

                  SECTION 5.07. NASDAQ National Market. Prior to the Closing, Detective shall cause the Detective Shares to be approved for listing on the NASDAQ National Market.

                  SECTION 5.08. Fees and Expenses. (a) Except as provided in this Section 5.08, all fees and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Closing occurs.

                  (b) In the event that (1) a Detective Takeover Proposal shall have been made to Detective or any of its Subsidiaries or shall have been made directly to the stockholders of Detective generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Detective Takeover Proposal and thereafter this Agreement is terminated by either Detective or Lynx pursuant to
Section 8.01(b)(i) or (ii) or this Agreement is terminated by Lynx pursuant to
Section 8.01(c), or (2) this Agreement is terminated by Lynx pursuant to Section 8.01(e), then Detective shall promptly, but in no event later than the date of such termination, pay Lynx Parent or its designee a fee equal to $25,500,000 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Lynx Parent or its designee pursuant to clause (1) of this paragraph (b) unless and until within 12 months of such termination Detective or any of its Subsidiaries enters into any Detective Acquisition Agreement with respect to, or consummates, any Detective Takeover Proposal, in which event the Termination Fee shall be payable upon the first to occur of such events. Detective acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Lynx and Lynx Parent would not enter into this Agreement; accordingly, if Detective fails promptly to pay the amount due pursuant to this Section 5.08(b), and, in order to obtain such payment, Lynx and Lynx Parent commence a suit which results in a judgment against Detective for the fee set forth in this Section 5.08(b), Detective shall pay to Lynx and Lynx Parent their reasonable costs and expenses (including reasonable attorneys' fees of one counsel (as well as local counsel) and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  SECTION 5.09. Public Announcements. Promptly after the date hereof, Detective, Acquisition Sub and Lynx will develop a joint communications plan and each party hereto shall use all reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement and the Ancillary Agreements shall be consistent with such joint communications plan. Detective, Acquisition Sub and Lynx will consult with each other before issuing any press release or otherwise making any written public statement with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, and shall not issue any such press release or make any such written public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Ancillary Agreements shall be in the form theretofore agreed to by the parties.

                  SECTION 5.10. Tax Treatment. Each of Detective, Acquisition Sub and Lynx shall use its best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  SECTION 5.11. Reorganization; Intercompany Transactions. On or prior to the Effective Time, Lynx shall cause the Reorganization to be effected. Except as set forth in Section 5.11 of the Lynx Company Disclosure Schedule, the assets and properties of the Lynx Companies following the consummation of the Reorganization shall be all of those assets and properties necessary for the conduct in all material respects of the businesses of FTAM as conducted on the date hereof. Prior to the Effective Time, the Lynx Companies shall be rendered cash-free and any inter-company indebtedness between any of the Lynx Companies, on the one hand, and any non-Lynx Company Affiliates of the Lynx Companies, on the other, shall be contributed to capital or otherwise eliminated (except for the $19,224,000 intercompany receivable from Rycade Capital Corporation to Interactive Data Corporation and the $20,000,000 intercompany payable from Interactive Data Corporation to Pearson).

                  SECTION 5.12. Advice of Changes. Detective, Acquisition Sub and Lynx shall promptly advise the other parties orally and in writing to the extent they have knowledge of (i) any representation or warranty made by them or their Affiliates contained in this Agreement or any of the Ancillary Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) their failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such parties (or such parties' Affiliates) under this Agreement or any of the Ancillary Agreements and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such parties (or such parties' Affiliates) or on the truth of their respective representations and warranties or the ability of the conditions contained in this Agreement or any of the Ancillary Agreements to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or their Affiliates (or remedies with respect thereto) or the conditions to the obligations of the parties or their Affiliates under this Agreement or any of the Ancillary Agreements.

                  SECTION 5.13. Board of Directors. Detective shall employ its best efforts to ensure that the Board of Directors of Detective is comprised of ten members following the shareholders meeting convened pursuant to Section 5.06, it being understood that such membership will include (i) Allan R. Tessler, Alan J. Hirschfield and Carl Spielvogel; (ii) 1 (one) other independent director designated by Lynx, who shall be reasonably acceptable to Detective, prior to the mailing of the Proxy Materials; and (iii) 6 (six) persons designated by Lynx prior to the mailing of the Proxy Materials (the persons described in clauses (i), (ii) and (iii) being, collectively, the "Post-Closing Directors"). Detective shall also obtain, at the request of Lynx, the resignations, effective at any time as of or after the Effective Time (as requested by Lynx), of those persons designated by Detective as its representatives on Marksman's Board of Directors.

                  SECTION 5.14. Indemnification, Exculpation and Insurance. (a) The parties hereto agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of Detective or its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of Detective as in effect on the date hereof shall be maintained by Detective after the Merger, and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) In the event that Detective or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Detective shall cause proper provision to be made so that the successors and assigns of Detective assume the obligations set forth in this Section 5.14.

                  (c) For six years from and after the Effective Time, Detective shall maintain in effect Detective's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by Detective's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided that

Detective may substitute therefor policies of Lynx Parent or its Affiliates or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, however, that in no event shall Detective be required to pay aggregate premiums for insurance under this
Section 5.14(c) in excess of 200% of the amount of the aggregate premiums paid by Detective in 1999 on an annualized basis for such purpose; provided that Detective shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

                  (d) The provisions of this Section 5.14 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 5.15. Repayment of Indebtedness. Prior to the Effective Time, Detective shall repay each of its outstanding obligations pursuant to its loan with Society National Bank and any other similar agreement required to be disclosed pursuant to Section 4.16(a)(v) (collectively, the "Detective Loan Agreements").

                  SECTION 5.16. Letter Agreements. Contemporaneously with the execution of this Agreement, Detective shall enter into and shall cause each of Mark F. Imperiale, Allan R. Tessler and Alan J. Hirschfield to enter into Letter Agreements, substantially in the form and to the effect of Exhibit E (the "Letter Agreements").

                                   ARTICLE VI

                       CONDUCT OF BUSINESS PENDING CLOSING

                  SECTION 6.01. Conduct of Business of Detective and its Subsidiaries Prior to the Closing. (a) Unless Lynx otherwise agrees in writing and except as otherwise set forth in Section 6.01 or any other Section of the Detective Disclosure Schedule or as contemplated by this Agreement, between the date of this Agreement and the Closing Date, Detective will, and will cause each of its Subsidiaries to (i) operate only in the ordinary course, (ii) use commercially reasonable efforts to keep available the services of the key employees of Detective and such Subsidiaries, (iii) operate in compliance in all material respects with all Laws and (iv) continue to pay their bills in the ordinary course of business consistent with past practice.

                  (b) By way of amplification and not limitation, except as disclosed in Section 6.01 of the Detective Disclosure Schedule or as contemplated by this Agreement (including repayment of the Detective Loan Agreements) or as required by Law, between the date of this Agreement and Closing Date, Detective will not, and shall cause its Subsidiaries to not, do any of the following without the prior written consent of Lynx (which consent shall not be unreasonably withheld or delayed):

                  (i) grant any Liens (other than Permitted Liens);

                  (ii) establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise materially increase the compensation payable to or to become payable to any officers or key employees of Detective or any of its Affiliates, except, in the case of salary, in the ordinary course of business or in any other case described above as may be required by Law or applicable employment agreement or collective bargaining agreement;

                  (iii) enter into any employment agreement with any Person whose annual compensation exceeds $75,000 or any severance agreement outside of the ordinary course of business consistent with past practice;

                  (iv) except in the ordinary course of business sell, assign, transfer, lease or otherwise dispose of any of the assets of Detective or any of its Subsidiaries;

                  (v) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or distributions of cash;

                  (vi) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (vii) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as required by this Agreement or the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the financial statements referred to in Section 4.05 or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (viii) make any material state, local or foreign Tax election or settle or compromise any material state, local or foreign Tax liability;

                  (ix) issue or sell any additional shares of the capital stock or share capital of, or other equity interests in, Detective or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any Options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock or share capital, such other equity interests, or such securities (other than issuances of Detective Common Stock pursuant to the exercise of Options outstanding as of the date hereof);

                  (x) other than as required by this Agreement, amend the Certificate of Incorporation, other constitutive documents or by-laws of Detective or any of its Subsidiaries;

                  (xi) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of Detective and dividends and distributions declared, set aside or paid by Detective as required by and in accordance with the respective terms of its capital stock or share capital as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or share capital, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or share capital of Detective or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than issuances of Detective Common Stock pursuant to the exercise of Options outstanding as of the date hereof);

                  (xii) make or agree to make any new capital expenditure or expenditures except in the ordinary cause of business consistent with past practice;

                  (xiii) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Detective Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement, indemnification agreement or any other agreement, plan or policy involving Detective or any of its Subsidiaries, and one or more of its current or former directors, officers or employees, or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

                  (xiv) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Detective Owned Intellectual Property, the Detective Licensed Intellectual Property or the Detective Shrink-Wrapped Software other than in the ordinary course of business consistent with past practice or on a non-exclusive basis not materially different from past practice;

                  (xv) call or hold any meeting of stockholders of Detective other than in connection with the election of members of the Board of Directors of Detective or other routine matters in the ordinary course of business consistent with past practice;

                  (xvi) enter into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of Detective that would have been required to be filed as an exhibit to Detective's annual report on form 10-K for the fiscal year ended June 30, 1999 had Detective or any of its Affiliates been a party thereto as of June 30, 1999;

                  (xvii) with respect to any Option or other award the value of which is based in whole or in part upon the performance of Detective Common Stock that is outstanding as of the date hereof, take any action that would cause any condition relating to the exercisability or full enjoyment of any such Option or other award to lapse in whole or in part;

                  (xviii) (I) take or agree or commit to take or agree or commit to omit any action that would make any representation or warranty of Detective or Acquisition Sub under this Agreement or the Ancillary Agreements inaccurate in any material respect (if not qualified by materiality) and in any respect (if qualified by materiality); or (II) take any action or course of action inconsistent with compliance with the covenants or agreements of Detective or Acquisition Sub under this Agreement or the Ancillary Agreements; or

                  (xix) authorize, or commit or agree to take, any of the foregoing actions.

                  (c) Detective shall (and shall cause its Affiliates to) implement and remain in compliance with the Detective Year 2000 Plan in accordance with the terms thereof. Detective shall not amend or modify (or cause or permit to be amended or modified) the Detective Year 2000 Plan without the prior written consent of Lynx (which shall not be unreasonably withheld or delayed). Detective shall provide Lynx with written progress reports as reasonably requested by Lynx, but no more frequently than monthly, describing in reasonable detail the steps and measures taken to the date of the report to implement the Detective Year 2000 Plan, and the status of and the progress made in connection with the implementation of the Detective Year 2000 Plan. Detective shall afford Lynx and its agents, representatives and advisors reasonable access, upon reasonable notice to Detective, to those Persons involved with the implementation of the Detective Year 2000 Plan in order to monitor the status of the implementation of the Year 2000 Plan and the progress made in addressing the Year 2000 Problem.

                  SECTION 6.02. Conduct of Business of the Lynx Companies Prior to the Closing. (a) Unless Detective otherwise agrees in writing and except as otherwise set forth in Section 6.02 or any other Section of the Lynx Disclosure Schedule, or as contemplated by this Agreement (including, without limitation, effecting the Reorganization) between the date of this Agreement and the Closing Date, Lynx and Lynx Parent will cause the Lynx Companies to (i) operate only in the ordinary course, (ii) use commercially reasonable efforts to keep available the services of the key employees of the Lynx Companies, (iii) operate in compliance in all material respects with all Laws and (iv) continue to pay their bills in the ordinary course of business consistent with past practice.

                  (b) By way of amplification and not limitation, except as disclosed in Section 6.02 of the Lynx Disclosure Schedule or as contemplated by this Agreement (including effecting the Reorganization) or as required by Law, between the date of this Agreement and the Closing Date, Lynx and Lynx Parent will cause the Lynx Companies not to do any of the following without the prior written consent of Detective (which consent shall not be unreasonably withheld or delayed):

                  (i) grant any Liens (other than Permitted Liens);

                  (ii) establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise materially increase the compensation payable to or to become payable to any officers or key employees of the Lynx Companies, except, in the case of salary, in the ordinary course of business or in any other case described above as may be required by Law or applicable employment agreement or collective bargaining agreement;

                  (iii) enter into any employment agreement with any Person whose annual compensation exceeds $75,000 or any severance agreement outside of the ordinary course of business consistent with past practice;

                  (iv) except in the ordinary course of business sell, assign, transfer, lease or otherwise dispose of any of the assets of the Lynx Companies;

                  (v) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or (B) incur any indebtedness (other than indebtedness owing to any Affiliate of the Lynx Companies) for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or distributions of cash;

                  (vi) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (vii) other than with respect to transactions between the Lynx Companies and any of their Affiliates, pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Reference Balance Sheet referred to in Section 3.05(a) or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (viii) make any material state, local or foreign Tax election or settle or compromise any material state, local or foreign Tax liability;

                  (ix) issue or sell any additional shares of the capital stock or share capital of, or other equity interests in, the Lynx Companies or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any Options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock or share capital, such other equity interests, or such securities.

                  (x) amend the Certificate of Incorporation, other constitutive documents or by-laws of any Lynx Company;

                  (xi) other than with respect to any dividends or distributions to any Affiliate of any Lynx Company, and other than for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of any Lynx Company to its parent and dividends and distributions declared, set aside or paid by any Lynx Company as required by and in accordance with the respective terms of its capital stock or share capital as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or share capital, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or share capital of any Lynx Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (xii) make or agree to make any new capital expenditure or expenditures except in the ordinary course of business consistent with past practice;

                  (xiii) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Lynx Company Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement, indemnification agreement or any other agreement, plan or policy involving any Lynx Company and one or more of its current or former directors, officers or employees, or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

                  (xiv) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Lynx Company Owned Intellectual Property, Lynx Company Licensed Intellectual Property or Lynx Company Shrink-Wrapped Software other than in the ordinary course of business consistent with past practice or on a non-exclusive basis not materially different from past practice;

                  (xv) with respect to any Option or other award the value of which is based in whole or in part upon the performance of Lynx shares that are outstanding as of the date hereof, take any action that would cause any condition relating to the exercisability or full enjoyment of any such Option or other award to lapse in whole or in part;

                  (xvi) enter into any material contract, obligation, commitment, arrangement or understanding with any Affiliate of any Lynx Company not in the ordinary course of business;

                  (xvii) (I) take or agree or commit to take or agree or commit to omit any action that would make any representation or warranty of Lynx Parent or any of the Lynx Companies under this Agreement or the Ancillary Agreements inaccurate in any material respect (if not qualified by materiality) and in any respect (if qualified by materiality); or (II) take any action or course of action inconsistent with compliance with the covenants or agreements of Lynx Parent or any of the Lynx Companies under this Agreement or the Ancillary Agreements; or

                  (xviii) authorize, or commit or agree to take, any of the foregoing actions;

                  (c) Lynx shall implement and remain in compliance with the Lynx Company Year 2000 Plan in accordance with the terms thereof. Lynx shall not amend or modify (or cause or permit to be amended or modified) the Lynx Company Year 2000 Plan without the prior written consent of Detective (which shall not be unreasonably withheld or delayed). Lynx shall provide Detective with written progress reports as reasonably requested by Detective, but no more frequently than monthly describing in reasonable detail the steps and measures taken to the date of the report to implement the Lynx Company Year 2000 Plan, and the status of and the progress made in connection with the implementation of the Lynx Company Year 2000 Plan. Lynx shall afford Detective and its agents, representatives and advisors reasonable access, upon reasonable notice to Lynx, to those Persons involved with the implementation of the Lynx Company Year 2000 Plan in order to monitor the status of the implementation of the Lynx Company Year 2000 Plan and the progress made in addressing the Year 2000 Problem.

                  SECTION 6.03. No Solicitation by Detective. (a) From and after the date of this Agreement, Detective shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, a Detective Takeover Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Detective Takeover Proposal. Notwithstanding the foregoing, in the event that Detective receives a Detective Superior Proposal, Detective may participate in discussions regarding any Detective Superior Proposal in order to be informed with respect thereto in order to make any determination permitted pursuant to Section 6.03(b)(i). In such event, Detective shall, no less than 48 hours prior to participating in any such discussions, (i) inform Lynx of the material terms and conditions of such Detective Superior Proposal, including the identity of the person making such Detective Superior Proposal, (ii) inform Lynx of the substance of any discussions relating to such Detective Superior Proposal and (iii) keep Lynx fully informed of the status, including any change to the material terms and conditions of, any such Detective Superior Proposal. For purposes of this Agreement, "Detective Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of Detective and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Detective or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Detective or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Detective or any of its Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Detective Superior Proposal" means any offer not solicited by Detective made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party (or its shareholders) owning, directly or indirectly, more than 50% of the shares of the Detective Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of Detective and its Subsidiaries, taken together, and otherwise on terms which the Board of Directors of Detective determines in good faith to be reasonably likely to obtain the Detective Stockholder Approval and to provide consideration to the holders of the Detective Common Stock with a greater value than the consideration to be exchanged at the Closing.

                  (b) Neither the Board of Directors of Detective nor any committee thereof shall (i) except as required by law as advised in writing by outside counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lynx, the approval or recommendation by such Board of Directors or such committee of the transactions contemplated by this Agreement or the Ancillary Agreements, provided, however, the Board of Directors, or such committee, may, if it believes it is in the best interest of its shareholders to do so, withdraw or modify such recommendation or (ii) cause Detective to enter into any Detective Acquisition Agreement.

                  (c) In addition to the obligations of Detective set forth in paragraphs (a) and (b) of this Section 6.03, Detective shall immediately advise Lynx orally and in writing of any request for information or of any Detective Takeover Proposal, the material terms and conditions of such request or Detective Takeover Proposal and the identity of the person making such request or Detective Takeover Proposal. Detective will keep Lynx informed of the status and details (including amendments or proposed amendments) of any such request or Detective Takeover Proposal.

                  (d) Nothing contained in this Section 6.03 shall prohibit Detective from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Detective's stockholders if, in the good faith judgment of the Board of Directors of Detective, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as permitted pursuant to Section 6.03(b)(i), neither Detective nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the transactions contemplated by this Agreement or the Ancillary Agreements.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  SECTION 7.01. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement and the Ancillary Agreements are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Detective Stockholder Approval shall have been obtained.

                  (b) HSR Act. The waiting periods (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act and any applicable foreign antitrust and competition Laws shall have been terminated or shall have expired, and any necessary consents or approvals with respect to such transactions under any applicable foreign antitrust and competition Laws shall have been obtained.

                  (c) SEC or NASD Consents; Approvals. All consents, approvals or orders of authorization of, or actions by, the SEC or NASD shall have been obtained including, without limitation, the Section 1018 Approval if necessary.

                  (d) Other Consents. The consents or approvals set forth on
Section 7.01(d) of the Lynx Company Disclosure Schedule shall have been obtained.

                  (e) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Authority, (i) preventing the consummation of the transactions contemplated hereby or by the Ancillary Agreements or (ii) which otherwise is reasonably likely to have a Material Adverse Effect; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (f) The Reorganization. The Reorganization shall have been effected (and Lynx or any of its Affiliates shall have received any tax clearances or consents (including any UK Treasury consent) deemed necessary or desirable by Lynx or any of its Affiliates in connection therewith).

                  SECTION 7.02. Conditions to Obligations of Lynx. The obligation of Lynx to consummate the transactions contemplated hereby and the Ancillary Agreements is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Detective and Acquisition Sub set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); provided, however, that Section 4.25 need only be true and correct in all material respects as of the date of this Agreement, except to the extent expressly made as of an earlier date, which need only be true as of such date. Lynx shall have received a certificate signed on behalf of Detective and Acquisition Sub by the chief executive officer of Detective to such effect.

                  (b) Performance of Obligations of Detective and Acquisition Sub. Detective and Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Ancillary Agreements at or prior to the Closing Date. Lynx shall have received a certificate signed on behalf of Detective and Acquisition Sub by the chief executive officer of Detective to such effect.

                  (c) NASD Listing. The Detective Shares shall have been approved for listing, subject to notice of issuance, on the NASDAQ National Market.

                  (d) Detective Common Stock Price. For the 10-trading-day period preceding the Closing Date, the average daily closing price per share of Detective Common Stock as reported on the NASDAQ National Market (or if not listed on the NASDAQ National Market, as reported on any national securities exchange or national securities quotation system on which the Detective Common Stock is listed or quoted), as reported in the Wall Street Journal (Northeast edition) shall be equal to or greater than $6.50.

                  (e) Detective Loan Agreements. Lynx shall have received evidence, in form and substance reasonably satisfactory to Lynx, of the repayment of the Detective Loan Agreements and the release of all Liens in connection therewith.

                  (f) Tax Treatment. Lynx and Lynx Parent shall have received an opinion from tax counsel, reasonably acceptable in form and substance to them, that the Merger will be treated as a "reorganization" under Section 368(a) of the Code.

                  (g) The seven day revocation period under each of the Letter Agreements shall have expired and the Letter Agreements shall not have been revoked.

                  (h) Matters Relating to Marksman. There shall not have occurred without Lynx's prior consent (i) any change in the authorized or outstanding capital stock of Marksman (or any Board authorization of any such change) from June 30, 1999 other than pursuant to common stock options, bonuses or awards to employees, consultants or directors in the ordinary course of business consistent with past practice in an amount not exceeding 3 (three) percent of the outstanding common stock of Marksman as of such date, (ii) any Material Adverse Effect with respect to Marksman since June 30, 1999, (iii) any entry by Marksman into any new line of business (or Board approval of such entry) or (iv) the consummation of any acquisition of any company or business (whether by merger, purchase of stock or assets or otherwise) by Marksman or the entry by Marksman into any partnership or joint venture (regardless of legal form) with any other party, or the entry by Marksman into any Contract to effect any such transaction (or Board approval of such), in each case involving payments or contributions by Marksman in excess of $5 million (whether in cash, property or services).

                  SECTION 7.03. Conditions to Obligations of Detective and Acquisition Sub. The obligation of Detective and Acquisition Sub to consummate the transactions, contemplated hereby and by the Ancillary Agreements is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Lynx set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Detective shall have received a certificate signed on behalf of Lynx by its chief executive officer to such effect.

                  (b) Performance of Obligations of Lynx. Lynx shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Detective shall have received a certificate signed on behalf of Lynx by its chief executive officer to such effect.

                  SECTION 7.04. Frustration of Closing Conditions. None of Lynx, Detective or Acquisition Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable efforts to consummate the transactions contemplated by this Agreement, and the Ancillary Agreements, as required by and subject to Section 5.04.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing (except as limited as to time in paragraph (b) below):

                  (a) by mutual written consent of Lynx and Detective;

                  (b) by either Lynx or Detective:

                  (i) if the Closing shall not have occurred prior to May 31, 2000; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to occur by such time; or

                  (ii) if the Detective Stockholder Approval shall not have been obtained at a Detective Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                  (iii) if any Restraint having any of the effects set forth in
         Section 7.01(e) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall have used reasonable efforts to prevent the entry of and to remove such Restraint.

                  (c) by Lynx, if Detective or any of its Affiliates shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or the Ancillary Agreements, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or
(b) and (B) has not been or is incapable of being cured by Detective or any of its Affiliates within 30 calendar days after its receipt of written notice from Lynx;

                  (d) by Detective, if Lynx or any of its Affiliates shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or the Ancillary Agreements, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or
(b) and (B) has not been or is incapable of being cured by Lynx or any of its Affiliates within 30 calendar days after its receipt of written notice from or Detective; or

                  (e) by Lynx, if there is any material breach of the obligations set forth in Section 6.03 or if Detective withdraws its recommendation of the Merger or the transactions contemplated by this Agreement or the Ancillary Agreements.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Detective or Lynx as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of

Detective, Acquisition Sub or Lynx, other than the provisions of Section 3.17,
Section 4.17, Section 5.02, Section 5.08, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. If this Agreement is terminated under circumstances in which Lynx is entitled to receive the Termination Fee, the payment of such Termination Fee shall be the sole and exclusive remedy (other than as provided for in the Lynx Option Agreement) available to Lynx, except if there shall have been a wilful breach by Detective of Section 6.03.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after the Detective Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Detective without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Closing, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)      if to Detective or Acquisition Sub:

                           Data Broadcasting Corporation
                           3490 Clubhouse Drive
                           Jackson, WY 83001
                           Attention:  President
                           Telecopier:  (307) 733-4935

                           with a copy to:

                           Camhy Karlinsky & Stein LLP
                           1740 Broadway, 16th Floor
                           New York, NY  10019
                           Attention:  Alan I. Annex, Esq.
                           Telecopier:  (212) 977-8389

                  (b)      if to Lynx or Lynx Parent:

                           c/o Pearson Inc.
                           1330 Avenue of the Americas, 7th Floor
                           New York, NY  10019
                           Attention:  President
                           Telecopier:  (212) 641-2500

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attention:  Anne E. Gold, Esq.
                           Telecopier:  (212) 309-6273

                  SECTION 9.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  SECTION 9.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, with respect to the subject matter hereof and thereof and except as otherwise expressly provided herein and therein.

                  SECTION 9.06. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that each of Lynx and Lynx Parent may assign all or any of its respective rights and obligations hereunder to any of its Affiliates, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 9.07. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein (other than as set forth in Section 5.14), express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.08. Sections and Schedules. Any disclosure with respect to a Section or Schedule of this Agreement shall be deemed to be disclosure for all other Sections and Schedules of this Agreement.

                  SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a Delaware state or federal court sitting in the State of Delaware, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  SECTION 9.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.11. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          INTERACTIVE DATA CORPORATION


                                          By: /s/ Philip J. Hoffman
                                             -----------------------------------
                                             Name:   Philip J. Hoffman
                                             Title:  Authorized Person


                                          PEARSON LONGMAN, INC.


                                          By: /s/ Philip J. Hoffman
                                             -----------------------------------
                                             Name:   Philip J. Hoffman
                                             Title:  Authorized Person


                                          DATA BROADCASTING CORPORATION


                                          By: /s/ Mark F. Imperiale
                                             -----------------------------------
                                             Name:   Mark F. Imperiale
                                             Title:  President


                                          and


                                          DETECTIVE MERGER-SUB, INC.


                                          By: /s/ Mark F. Imperiale
                                             -----------------------------------
                                             Name:   Mark F. Imperiale
                                             Title:  President



                      [Signature page to Merger Agreement]

                                   Schedule I

                                 Lynx Companies

1.       Muller Data Corporation, a New York corporation

2. Interactive Data Canada Inc., an company organized under the laws of the Province of Ontario, Canada

3. Financial Times Information (H.K.) Limited, a company organized under the laws of Hong Kong

4. Financial Times Information (Australia) Pty Limited, a company organized under the laws of Victoria, Australia

5. Financial Times Information (Singapore) Pte Ltd., a company organized under the laws of Singapore

6. Financial Times Information (Ireland) Ltd., a company organized under the laws of Ireland

7. Exshare Financial Limited, a company organized under the laws of England and Wales

8. Exshare Computing Ltd., a company organized under the laws of England and Wales

9. The Exchange Telegraph Co. Ltd., a company organized under the laws of England and Wales

10. Exshare Financial (US) Ltd., a company organized under the laws of England and Wales

11.      W&W Ltd, a company organized under the laws of England and Wales

12. Extel Statistical Services Ltd., a company organized under the laws of England and Wales

13.      Exshare Financial Inc., a Delaware corporation

                                   Schedule IV

                   Parties to Voting and Standstill Agreements

Alan Hirschfield

Allan Tessler